                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                  FORM 8-K

               Current Report Pursuant to Section 13 or 15 (d)
                   of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         May 10, 2002
                                                 ---------------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
----------------------------------------------------------------------------


        MISSOURI                     0-13880                  43-1313242
(State of Incorporation)      (Commission File No.)         (IRS Employer
                                                         Identification No.)





201 Evans Lane, St. Louis, Missouri                             63121
(Address of principal executive officer)                     (Zip Code)




Registrant's telephone number including area code:  (314) 553-4000

Item 5.           Other Events.

                  On May 10, 2002, Engineered Support Systems, Inc. (the Company) acquired the outstanding stock of Radian, Inc., a supplier of engineering, logistics support and systems integration services to the U.S. Department of Defense. The purchase price was $41.8 million, consisting of $39.8 million in cash and $2.0 million in the common stock of the Company.


Item 7.           Financial Statements and Exhibits

                  (c)(1) Stock Purchase Agreement by and between Engineered Support Systems, Inc. and Radian, Inc.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENGINEERED SUPPORT SYSTEMS, INC.


Date:  May 10, 2002               BY:  /s/ Gary C. Gerhardt
     --------------------            ---------------------------------------
                                       Gary C. Gerhardt
                                       Vice Chairman - Administration and
                                       Chief Financial Officer

Item 7(c)(1) - Stock Purchase Agreement by and between Engineered Support
               Systems, Inc. and Radian, Inc.

                          STOCK PURCHASE AGREEMENT

                               by and between


                      ENGINEERED SUPPORT SYSTEMS, INC.,


                                   Buyer,

                                RADIAN, INC.

                                the Company,

                                     and

                          TIMOTHY B. FLEISCHER AND

                             KARI J. FLEISCHER,


                                  Sellers,

                            Dated: April 26, 2002


               RELATING TO THE SALE OF THE OUTSTANDING SHARES
                                     OF
                                RADIAN, INC.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I. DEFINITIONS
           -----------

         1.1. Affiliate......................................................1
         1.2  Bid............................................................1
         1.3. Code...........................................................1
         1.4. Commercial Software............................................1
         1.5. DPGDS Contract.................................................2
         1.6. Environmental Law..............................................2
         1.7. Government.....................................................2
         1.8. Government Contract............................................2
         1.9. HSR............................................................2
         1.10. Income Taxes..................................................2
         1.11. Intellectual Property.........................................2
         1.12. Knowledge.....................................................2
         1.13. Law...........................................................3
         1.14. Lien..........................................................3
         1.15. Material Adverse Effect.......................................3
         1.16. Morrisette Obligations........................................3
         1.17. Party and Parties.............................................3
         1.18. Person........................................................3
         1.19. Sun Trust Lien................................................3
         1.20. Sun Trust Obligations.........................................3
         1.21. Tax Return....................................................3
         1.22. Taxes.........................................................4
         1.23. U.S. Government...............................................4
         1.24. Other Terms...................................................4

ARTICLE II. PURCHASE AND SALE
            -----------------

         2.1. The Shares.....................................................4
         2.2. Purchase Price; Manner of Payment; Cash Out of Options.........4
         2.3. Closing........................................................5
         2.4. Deliveries of th Company and Sellers at Closing................5
         2.5. Deliveries of Buyer at Closing.................................6
         2.6. Closing Financial Statements...................................6
         2.7. Minimum Adjusted Stockholders' Equity..........................7
         2.8. The Business...................................................7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS
             -------------------------------------------------------------

         3.1. Authorization; Stock Ownership.................................7
         3.2. Capitalization and Related Matters.............................8
         3.3. Corporate Existence and Qualification..........................9
         3.4. Financial......................................................9
         3.5. Property......................................................10

         3.6. Stock Record and Minute Books; Directors and Officers.........11
         3.7. Taxes.........................................................11
         3.8. Accounts Receivable...........................................12
         3.9. Inventories...................................................12
         3.10. Absence of Certain Changes...................................12
         3.11. No Breach of Law or Governing Document.......................13
         3.12. Litigation...................................................14
         3.13. Environmental Matters........................................14
         3.14. Contracts....................................................15
         3.15. Government Contracts.........................................16
         3.16. Intellectual Property........................................18
         3.17. Labor Matters................................................19
         3.18. Employee Benefit Matters.....................................20
         3.19. Product Liability............................................22
         3.20. Approvals and Filings........................................22
         3.21. Brokers, Finders.............................................22
         3.22. Certain Unlawful Practices...................................22
         3.23. Bank Accounts................................................23
         3.24. Disclosure...................................................23
         3.25. Insurance....................................................23
         3.26. Entire Business..............................................23
         3.27. Licenses and Permits.........................................23
         3.28. Back Charges, Rebates, etc...................................23
         3.29. Quote Log....................................................23
         3.30. Undisclosed Liabilities......................................24
         3.31. Documents ...................................................24
         3.32. Sellers Representations and Warranties.......................24

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER
            ---------------------------------------

         4.1. Authorization.................................................26
         4.2. Investment Representation.....................................26
         4.3. Governmental Approvals and Filings............................26
         4.4. Brokers, Finders..............................................26
         4.5. No Breach of Law or Governing Document........................26
         4.6. Capitalization and Related Matters............................27
         4.7. SEC Reports and Financial Matters.............................27
         4.8. Material Adverse Effect.......................................28
         4.9. Company Projections...........................................28

ARTICLE V. CONDITIONS TO BUYER'S OBLIGATIONS
           ---------------------------------

         5.1. Representations and Warranties................................29
         5.2. Performance of Agreement......................................29
         5.3. Approvals.....................................................29

         5.4. No Adverse Proceeding.........................................29
         5.5. Certificates..................................................30
         5.6. Resignations..................................................30
         5.7. Opinion of Counsel for Sellers................................30
         5.8. Exchange of Options...........................................30
         5.9. Fleischer Non-Compete Agreement...............................30
         5.10. Certificates of Good Standing................................30
         5.11. Payment of the Morrisette Obligations........................30

ARTICLE VI. CONDITIONS TO THE COMPANY'S AND SELLERS' OBLIGATIONS
            ----------------------------------------------------

         6.1. Representations and Warranties................................31
         6.2. Performance of Agreement......................................31
         6.3. Approvals.....................................................31
         6.4. No Adverse Proceeding.........................................31
         6.5. Certificate...................................................32
         6.6. Fleischer Matters.............................................32
         6.7. Opinion of Counsel for Buyer..................................32
         6.8. Certificate of Good Standing..................................32
         6.9. Certain Liabilities...........................................32
         6.10. Transitional Services Agreement..............................32
         6.11. Exchange of Options..........................................32

ARTICLE VII. ADDITIONAL COVENANTS OF THE PARTIES
             -----------------------------------

         7.1. Conduct of Business Before Closing............................33
         7.2. Access to Records.............................................33
         7.3. HSR Filing....................................................34
         7.4. Exon-Florio Amendment.........................................34
         7.5. Public Announcements; Confidentiality.........................35
         7.6. Further Assurances............................................35
         7.7. Knowledge of Breach; Current Information......................36
         7.8. Tax Matters...................................................36
         7.9. Portal Dynamics...............................................36
         7.10. Employee Bonuses.............................................37
         7.11. Exchange Act Reports; Rule 144 Matters.......................38
         7.12. Certain Liabilities..........................................38
         7.13. Section 16 Matters...........................................39

ARTICLE VIII. INDEMNIFICATION
              ---------------

         8.1. Indemnification by Sellers....................................39
         8.2. Limitations on Liability of Sellers ..........................40
         8.3. Indemnification by Buyer......................................41
         8.4. Limitations on Liability of Buyer.............................41

         8.5. Notice of Claim...............................................42
         8.6. Right to Contest Claims of Third Persons......................43
         8.7. Exclusive Remedy..............................................43
         8.8. Directors and Officers Indemnification and Insurance..........43

ARTICLE IX. MISCELLANEOUS PROVISIONS
            ------------------------

         9.1. Termination of the Agreement; Effect of Termination...........44
         9.2. Notice........................................................45
         9.3. Entire Agreement..............................................46
         9.4. Assignment; Binding Agreement.................................47
         9.5. Counterparts..................................................47
         9.6. Headings; Interpretation......................................47
         9.7. Expenses......................................................47
         9.8. Governing Law.................................................47
         9.9. Third Party Beneficiaries.....................................47
         9.10. Amendments and Waivers.......................................48
         9.11. Survival of Covenants........................................48
         9.12. Specific Performance.........................................48
         9.13. Termination of Repurchase Agreement..........................48

                          STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 26th day of April, 2002, by and between ENGINEERED SUPPORT SYSTEMS, INC., a Missouri corporation ("Buyer"), RADIAN, INC., a Delaware corporation (the "Company"), and TIMOTHY B. FLEISCHER and KARI J. FLEISCHER (hereinafter collectively referred to as the "Sellers").

                                  RECITALS

         A. Buyer desires to purchase from Sellers, on the terms and conditions set forth in this Agreement, twelve million (12,000,000) shares of the common stock, $ .001 par value per share (the "Shares") of the Company; and

         B. The Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

         C. Sellers desire to sell the Shares to Buyer on the terms and conditions set forth in this Agreement; and

         D. Certain terms used herein have the meanings given in Article I.

   NOW, THEREFORE, the Parties agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS
                                 -----------

         The following terms used in this Agreement shall have the meanings given below:

         1.1. AFFILIATE.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, however, that the Company shall not be considered to be an Affiliate of Sellers after the Closing Date unless expressly so provided herein.

         1.2. BID.

         "Bid" means any written offer by the Company in connection with the Business that if accepted would lead to a Government Contract or a Material Contract.

         1.3. CODE.

         "Code" means the Internal Revenue Code of 1986, as amended.

         1.4. COMMERCIAL SOFTWARE.

         "Commercial Software" means software generally available for license or sale (off-the-shelf or otherwise) to the public.

         1.5. DPGDS CONTRACT.

         "DPGDS Contract" means the master and any annual or other contracts the Company has with the U.S. Government for the Deployable Power Generation and Distribution System.

         1.6. ENVIRONMENTAL LAW.

         "Environmental Law" means any federal, state, or local statute, rule, ordinance, code, license, permit, plan, regulation or order, as in effect on the date hereof, relating to the protection of the environment or to the regulation of any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, materials, contaminants, pollutants or wastes or any other substances the presence of which requires identification, investigation, regulation or remediation under any applicable federal, state or local statute, regulation or ordinance (including, without limitation, asbestos, PCB's, underground storage tanks and infectious substances).

         1.7. GOVERNMENT.

         "Government" means the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof.

         1.8. GOVERNMENT CONTRACT.

         "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, or other arrangement of any kind in writing either (a) between Company and any of (i) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor of the U.S. Government, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above, or (b) financed by the U.S. Government and subject to the rules and regulations of the U.S. Government concerning procurement.

         1.9. HSR.

         "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.10. INCOME TAXES.

         "Income Taxes" means any foreign, federal, state or local Tax imposed on or measured by net income.

         1.11. INTELLECTUAL PROPERTY.

         "Intellectual Property" means all of the following (in whatever form or medium) which are owned by or licensed to the Company: (a) patents, trademarks, service marks and copyrights, (b) applications for patents and for registration of trademarks, service marks and copyrights, (c) trade secrets and trade names, and (d) all other items of proprietary know-how or intellectual property.

         1.12. KNOWLEDGE.

         "Knowledge" means, (i) with respect to an individual, actual knowledge (i.e., the conscious awareness of facts or other information), or belief, without undertaking any investigation, and (ii) with respect to the Company, the actual knowledge of the officers or directors of the Company. The words "know", "knowing" and "known" shall be construed accordingly.

         1.13. LAW.

         "Law" means any applicable statute, law, treaty, convention, ordinance, decree, order, injunction, rule, directive, or regulation of any Government.

         1.14. LIEN.

         "Lien" means a deed of trust, mortgage, security interest, claim, restriction, charge or other material encumbrance or collateral interest.

         1.15. MATERIAL ADVERSE EFFECT.

         "Material Adverse Effect" means any change in or effect on the Company that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, properties, liabilities or results of operations of the Company; provided that (a) changes that affect the defense industry generally, (b) changes in general economic conditions,
(c) changes resulting from the transactions contemplated by this Agreement or the announcement thereof, and (d) the outbreak or escalation of hostilities or similar calamity or crisis shall not be taken into account in determining whether there has been a Material Adverse Effect.

         1.16. MORRISETTE OBLIGATIONS.

         Any and all liabilities and obligations owing from the Company to Douglas R. Morrisette ("Morrisette") pursuant to the outstanding promissory notes issued by the Company to Morrisette in connection with the repurchase of Morrisette's shares of Company common stock, par value $.001 per share, which, as of the date hereof, have an aggregate outstanding principal balance of $450,000.

         1.17. PARTY AND PARTIES.

         "Party" means the Buyer, the Company or the Sellers, as the case may be, and "Parties" means the Buyer, the Company and the Sellers together.

         1.18. PERSON.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Government or political subdivision or agency or instrumentality thereof.

         1.19. SUN TRUST LIEN.

         "Sun Trust Lien" means the Lien encumbering the assets of the Company granted in favor of Sun Trust Bank in connection with the $7,500,000 line of credit and other credit facilities provided by Sun Trust Bank to the Company.

         1.20. SUN TRUST OBLIGATIONS.

         "Sun Trust Obligations" means all amounts outstanding under the Sun Trust Bank credit facilities of the Company as of the Closing Date (as defined below).

         1.21. TAX RETURN.

         "Tax Return" means any report, return, statement, claim for refund, declaration or other information with respect to any Tax required to be filed or actually filed with a Federal, state or other applicable taxing authorities , including any schedule or attachment thereto, and including any amendment thereof.

         1.22. TAXES.

         "Tax or Taxes" means all Federal, state, local or other taxes or similar Government charges, fees, levies, or assessments, including without limitation income, capital gain, gross receipts, ad valorem, value added, intangible, excise, customs duties, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll and franchise taxes imposed by any Government, and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

         1.23. U.S. GOVERNMENT.

         "U.S. Government" means the United States Government and any agencies, instrumentalities and departments thereof.

         1.24. OTHER TERMS.

         Other defined terms herein shall have the meanings given to them in the other Sections of this Agreement.

                                 ARTICLE II.

                             PURCHASE AND SALE
                             -----------------

         2.1. THE SHARES.

         On the terms and subject to the conditions set forth in this Agreement, at Closing, Sellers shall sell and deliver the Shares to Buyer and Buyer shall purchase and accept the Shares from Sellers.

         2.2. PURCHASE PRICE; MANNER OF PAYMENT; CASH OUT OF OPTIONS.

         (a) The purchase price for the Shares ("Purchase Price") shall be an amount equal to the difference between (i) Forty Million Dollars ($40,000,000), and (ii) the amount of the Morrisette Obligations to be paid pursuant to Section 7.12 hereof.

         (b) The Purchase Price shall be payable in the following manner:

             (i) An amount of the Purchase Price equal to the difference between (x) $38,000,000, and (y) the amount of the Morrisette Obligations to be paid pursuant to Section 7.12 hereof, shall be paid to Sellers at Closing by wire transfer of immediately available funds pursuant to wiring instructions furnished by Sellers (the "Closing Payment"); and

             (ii) $2,000,000 of the Purchase Price shall be payable by the issuance to Sellers, pro rata based on their ownership of the Company's Common Stock (as hereinafter defined) immediately prior to the Closing, of the number of shares of unregistered Buyer common stock, par value $.01 per share, having a market value of $2,000,000 based upon the average closing price of a share of such Buyer common stock as reported by the NASDAQ National Market System for the ten (10) immediately preceding trading days ending on the second (2nd) trading day preceding the Closing Date ("ESSI Stock"). Any fractional share shall be rounded to the nearest whole share of ESSI Stock. The ESSI Stock will be restricted shares under the Securities Act of 1933, as amended (the "1933 Act"). All certificates for the ESSI Stock shall bear the following or a substantially similar legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW. NO SALE OR DISTRIBUTION OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL OR CERTIFICATE IN A FORM SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW."

The certificates for the ESSI Stock may also bear any legend required by any applicable state securities or other law. In addition, the Buyer shall make or cause to be made a notation regarding the restrictions on transfer of the ESSI Stock in the stock transfer records maintained by it or its transfer agent and the ESSI Stock shall be transferred on the books of Buyer or its transfer agent, as applicable, only if transferred or sold pursuant to an effective registration statement or an applicable exemption under the 1933 Act or under any applicable state securities law covering such shares or such sale.

         (c) On the Closing Date, Buyer will fund the cash out of the then outstanding options (whether then vested or unvested) to acquire Company Common Stock held by certain of Company's employees pursuant to the Company's 2001 Equity Incentive Plan (the "Options"). Pursuant to the terms and conditions of an Option Exchange and Release Agreement to be entered into on or prior to the Closing Date by and between the Company and each holder of Options (each, an "Exchange and Release Agreement"), each such holder shall surrender the Options to the Company in exchange for a cash payment equal to the product obtained by multiplying (i) the difference between (x) $3.33 and (y) the exercise price per share of Company Common Stock of the Options, by (ii) the number of shares of Company Common Stock covered by such holder's Options (the "Cash Out Payment"). Buyer shall deliver or cause to be delivered to the Company on the Closing Date by wire transfer of immediately available funds, the aggregate amount of the Cash Out Payments, which amount shall not exceed $10,000,000.

         2.3. CLOSING.

         The consummation of the transactions contemplated hereby ("Closing") shall take place at the offices of Shaw Pittman, 1650 Tysons Blvd., McLean, VA 22102, or at such other place as the Parties may mutually agree. The Closing shall occur on the date which is two (2) business days after the satisfaction or waiver of the conditions set forth in Articles V and VI hereof (the "Closing Date"), or on such other date as may be agreed by the Parties in writing. The Closing shall be effective as of 12:01 a.m. on the Closing Date.

         2.4. DELIVERIES OF THE COMPANY AND SELLERS AT CLOSING.

         Subject to the conditions to Sellers' obligations in Article VI, at Closing, the Company and Sellers, as applicable, shall deliver or cause to be delivered to Buyer

         (a) all of the certificates evidencing the Shares, each duly endorsed for transfer to Buyer or accompanied by a stock power duly executed in blank, and

         (b) all of the certificates, resignations, agreements, documents and other instruments set forth in Article V hereof.

         2.5. DELIVERIES OF BUYER AT CLOSING.

         Subject to the conditions to Buyer's obligations in Article V, at Closing, Buyer shall

         (a) pay the Closing Payment portion of Purchase Price to Sellers and deliver to Sellers certificates evidencing the ESSI Stock pursuant to
Section 2.2(b)(ii) hereof,

         (b) deliver to the Sellers all of the certificates, agreements, documents and other instruments set forth in Article VI hereof, and

         (c) pay the aggregate amount of the Cash Out Payments to the Company in accordance with Section 2.2(c).

         2.6. CLOSING FINANCIAL STATEMENTS.

         (a) As promptly as practicable following the Closing Date, but in no event later than forty-five (45) days after the Closing Date, Buyer shall cause to be prepared, at Buyer's expense and in good faith, and submit to Sellers an audited balance sheet of the Company as of Closing Date (the "Closing Balance Sheet") and the related audited statement of income for the period then ended (collectively, the "Closing Financial Statements"). The Closing Financial Statements shall be prepared by McGladrey & Pullen, LLP in accordance with generally accepted accounting principles consistent in all respects (including, without limitation, classification and presentation of line items) with past practices, so long as such practices have been in accordance with generally accepted accounting principles (the "Accounting Principles"), provided, that the Closing Financial Statements shall not include the Morrisette Obligations and the cash-out of the Options pursuant to the Exchange and Release Agreements (including any related income tax effect) and the stockholders' equity shall reflect any resulting increase or decrease, as the case may be.

         (b) In the event Sellers dispute the Closing Financial Statements as delivered by Buyer, Sellers shall provide written notice (a "Notice of Dispute") specifying in reasonable detail all points of disagreement with the Closing Financial Statements to Buyer within thirty (30) days after receipt of the Closing Financial Statements. If Sellers fail to deliver a Notice of Dispute within such 30-day period, then the Closing Financial Statements as delivered by Buyer shall be used for purposes of Section 2.7. If Sellers deliver a Notice of Dispute within such 30-day period, Buyer and Sellers shall endeavor in good faith to resolve all specified points of disagreement within thirty (30) days after Seller's receipt of Buyer's Notice of Dispute. If the dispute is not resolved within such 30-day period, either or both Parties may refer the dispute to a partner in a nationally recognized "Big Five" firm of independent public accountants (which firm shall not then have, nor within the past three (3) years have had, any relationship with Buyer or its Affiliates or the Sellers or their Affiliates) as shall be mutually acceptable to Buyer and the Sellers, (the "Arbiter"), as arbitrator to finally determine, as soon as practicable, all points of disagreement with respect to the Closing Financial Statements. For purposes of such arbitration, each Party shall submit proposed Closing Financial Statements to the Arbiter and to the other Party, accompanied by such additional information explaining such Party's position with respect to the Closing Financial Statements as it (they) desires to submit. Each Party shall, at the time of such submission, be free to revise positions they have maintained in prior drafts of the Closing Financial Statements and related discussions, but the Parties shall not be permitted to further modify their proposed Closing Financial Statements once these are submitted to the Arbiter. Buyer shall submit any revised Closing Financial Statements no later than five (5) days after such referral. Sellers shall have ten (10) days after such referral to submit their revised Closing Financial Statements in response. The Arbiter shall apply the terms of this Section 2.6, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the Commercial Arbitration Rules of the American Arbitration Association. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the Closing Financial Statements shall be allocated between the Parties by the Arbiter in proportion to the extent either Party did not prevail on the points of disagreement in the Closing Financial Statements; provided, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section 2.6, the other Party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Closing Financial Statements and the allocation of arbitration fees and expenses.

         (c) Buyer agrees to cooperate with Sellers in attempting to resolve any points of disagreement referred to in Section 2.6(b), including without limitation, making reasonably available to Sellers to the extent reasonably requested all books, records, work papers and personnel; provided, however, that Sellers will conduct their work in a manner that does not unreasonably interfere with or disrupt the conduct of the Business by the Company after the Closing.

         2.7. MINIMUM ADJUSTED STOCKHOLDERS' EQUITY.

         (a) In the event the stockholders' equity shown on the Closing Balance Sheet as finally determined (by agreement or otherwise) in accordance with Section 2.6, plus the amount of the liability set forth on the Closing Balance Sheet relating to the Employee Bonuses (net of any related income tax effect) ("Final Adjusted Stockholders' Equity"), is less than $4,000,000, Sellers shall pay to Buyer, as an adjustment to the Purchase Price, in the manner provided in Section 2.7(b), the amount of such deficiency on a dollar for dollar basis.

         (b) If a payment pursuant to Section 2.7(a) is due from Sellers to Buyer, it shall be made within five (5) business days after the Final Adjusted Stockholders' Equity has been determined by wire transfer to an account designated by Buyer.

         2.8. THE BUSINESS.

         The "Business" of the Company shall mean, for all purposes of this Agreement, all aspects of the business and operations conducted by the Company as of the date hereof and all related assets and liabilities.

                                ARTICLE III.

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS
       -------------------------------------------------------------

         The Company hereby makes the representations and warranties set forth in Sections 3.1 through 3.31, and the Sellers, jointly and severally, hereby make the representations and warranties set forth in Section 3.32, to
Buyer:

         3.1. AUTHORIZATION; STOCK OWNERSHIP.

         (a) The Company has all requisite power and authority to execute and deliver this

Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by the Company have been (or will be prior to the Closing) effectively authorized by all necessary action, corporate or otherwise, by the Company. This Agreement and all other agreements herein contemplated to be executed by the Company constitutes (or upon execution will constitute) valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) (collectively, "Bankruptcy Laws and Equitable Principles").

         (b) The Shares consist of 12,000,000 shares of common stock of the Company, $ .001 par value (the "Company Common Stock"). The Sellers are the record (and beneficial) owners of all of the Shares (6,000,000 owned by each), free and clear of all Liens. No person (other than the Sellers) has any power or right of any kind, to dispose of or direct the disposition of the Shares or to vote or direct the voting of the Shares.

         3.2. CAPITALIZATION AND RELATED MATTERS.

         The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, of which the Shares are the only shares issued and outstanding, and (ii) 2,000,000 shares of preferred stock, $ .001 par value, of which no shares are issued and outstanding. All the Shares were duly authorized and validly issued and are fully paid and non-assessable and free of all preemptive rights. Schedule 3.2 sets forth a
                                                  ------------
complete and accurate list of the holders of the Options, the number of shares of Company Common Stock subject to each such Option and the exercise price for each such Option. Except for the Options, the Shares and Buyer's rights hereunder and except as set forth on Schedule 3.2,
                                            ------------

         (a) there are outstanding

             (i) no other securities of the Company (whether of a debt, equity or hybrid nature), and

             (ii) no rights, warrants or options to acquire, exchange or convert securities of the Company, and

         (b) neither the Sellers nor the Company is subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire the Shares or any other securities of the Company, except in connection with the Morrisette Obligations.

         There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, registration or transferability of the Shares or otherwise between or among the Company and any of its stockholders and/or, to the Company's knowledge, between or among any of the Company's stockholders.

         The Company has no subsidiaries and does not own, directly or indirectly, any shares of capital stock or any equity investment or other equity interest in or have any commitment to acquire any such interest in, any other corporation, partnership, limited liability company, association or other business organization or entity.

         3.3. CORPORATE EXISTENCE AND QUALIFICATION.

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Except as set forth on Schedule 3.3, the Company is duly qualified as a foreign
         ------------
corporation to do business and is in good standing as a foreign corporation in each state in which the ownership or leasing of its properties or the conduct of its Business makes it necessary to qualify, except where the failure to so qualify would not have a Material Adverse Effect. Schedule 3.3
                                                                ------------
hereto sets forth the jurisdictions in which the Company is qualified as a foreign corporation. The Company has the corporate power and authority to own or lease and operate its properties and assets and conduct the Business as currently conducted. The addresses for each office, plant and/or other site at which the Company conducts the Business is set forth on Schedule 3.3.
                                                                ------------

         3.4. FINANCIAL.

         (a) Attached hereto as Schedule 3.4(a) are the following (the
                                ---------------
 "Financial Statements"):

             (i) the audited balance sheets of the Company as of December 31, 1999, December 31, 2000 and December 31, 2001, and the related statements of income for the fiscal years then ended, together with the related footnotes and accountant reports thereon; and

             (ii) the unaudited balance sheet of the Company as of March 31, 2002 (the "Interim Balance Sheet"), and the related profit and loss statement for the three (3) month period then ended (including the detail provided therefrom) (collectively, the "Interim Financial
Statements").

         (b) The Financial Statements:

             (i) were derived from and prepared in accordance with the books and records of the Company,

             (ii) are true, correct and complete in all material respects and present fairly, in all material respects, the financial position and results of operations of the Company at the dates and for the periods indicated. The information reflected in the Financial Statements was prepared in accordance with Accounting Principles (except, in the case of the Interim Financial Statements, for the absence of year-end adjustments and footnote disclosure), and

             (iii) disclose all of the assets and reflect or reserve against all liabilities (whether fixed or contingent) of the Company as of the dates of such Financial Statements (other than assets or liabilities which are not required by Accounting Principles to be disclosed, reflected or reserved, as the case may be, on the Financial Statements).

         There has been no change in accounting methods or practices during the years covered by the Financial Statements, except as required by Accounting Principles or by applicable law. Except as set forth on
Schedule 3.4(b), since March 31, 2002, there has not been any material adverse
---------------
change in the financial condition or results of operations of the Company from that shown on the Financial Statements, provided that (i) changes that affect the defense industry generally, (ii) changes in general economic conditions, (iii) changes resulting from the transactions contemplated by this Agreement or the announcement thereof, and (iv) the outbreak or escalation of hostilities or similar calamity or crisis shall not be taken into account in determining whether there has been a material adverse change.

         (c) The Company has provided Buyer with projections for the expected financial results of the Company through its 2006 fiscal year which are attached as Schedule 3.4(c) (the "Company Projections"). Subject to the
                ---------------
qualifications set forth in Section 4.9 hereof, the Company Projections were prepared in good faith based upon assumptions that the Company believed to be reasonable at the time the Company Projections were prepared.

         3.5. PROPERTY.

         Except as set forth on Schedule 3.5,
                                ------------

         (a) the Company is and will be on the Closing Date the sole owner of all right, title and interest in and to all assets reflected on the Interim Balance Sheet as owned or acquired after the date thereof, and has and will have on the Closing Date good and marketable title to, or a valid right to use same; except in each case for Permitted Liens, for assets sold in the ordinary course of business since the date of the Interim Balance Sheet and for defects in title that do not materially detract from the value, or materially interfere with the Company's use of, such assets; and

         (b) none of such assets of the Company are subject to any Liens except:

             (i) Liens reflected on the Interim Balance Sheet or Liens incurred since the date of the Interim Balance Sheet in the ordinary course of business;

             (ii) Liens for Taxes not yet due or being contested in good faith; mechanics, warehousemen and materialmen Liens not unusual in nature or material in amount; Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property; pledges and deposits made in the ordinary course of business; and Liens, not material in nature or amount, that do not materially detract from the value, or materially impair the use of, the items subject to such Liens;

             (iii) the Sun Trust Lien; and

             (iv) Liens arising in the ordinary course of business as a result of progress payments received under Government Contracts
(collectively, "Permitted Liens").

         Except as set forth on Schedule 3.5, no material tangible assets of
                                ------------
the Business (including raw materials and inventory) are in the possession of others and the Company holds no property on consignment in connection with the Business.

         The Company owns no real property. Schedule 3.5 lists all of the
                                            ------------
real property and improvements that are leased by the Company. With respect to such leased real property, (i) the Company has good, valid and presently existing leasehold interests to all such leased real property, and in each case, such properties are held under valid enforceable leases (subject to Bankruptcy Laws and Equitable Principles), (ii) except as set forth on
Schedule 3.14(b), the Company has performed all material obligations
----------------
required to be performed by it to date under said leases and possesses said premises under said leases, and (iii) except as set forth on Schedule 3.14(b),
                                                             ----------------
none of the other parties to said leases are, to the knowledge of the
Company, in material default under or in material breach of their obligations under said leases. Except as otherwise set forth on Schedule 3.5,
                                                                ------------
all of the premises leased by the Company (including the improvements thereto) are, in all material respects, in reasonably good operating condition and repair, ordinary wear and tear excepted. To the knowledge of the Company, all of the buildings and real property improvements, leased or otherwise used by the Company do not violate any applicable building code, zoning ordinance or other Law in any material respect.

         Except as otherwise set forth in Schedule 3.5, all vehicles,
                                          ------------
machinery, equipment, apparatus and fixtures, whether owned or leased by the Company, are in reasonably good and normal operating condition and repair in all material respects, ordinary wear and tear excepted, and are adequate for the uses to which they are being put and have been regularly maintained, in all material respects, in accordance with the manufacturer's specifications therefor, if applicable.

         3.6. STOCK RECORD AND MINUTE BOOKS; DIRECTORS AND OFFICERS.

         The stock record books and minute books of the Company are current and true and correct in all material respects. True, correct and complete copies of the certificate of incorporation and bylaws (and all amendments thereto) of the Company, shareholder and Board of Directors minutes of meetings (or unanimous consents taken in lieu of meetings) conducted to date and copies of the certificates evidencing the Shares, have been previously furnished to Buyer; provided that, the Company has not furnished to the Buyer, and the minute books of the Company do not contain, the referenced documents set forth on Schedule 3.6 hereto. Schedule 3.6 lists the directors
                       ------------         ------------
and officers of the Company.

         3.7. TAXES.

         (a) The Company:

             (i) has timely and properly filed with the appropriate Government entity all income Tax Returns and all other Tax Returns which were required to have been filed prior to the date of this Agreement (taking into account any extensions of the time for filing such Tax Returns), and

             (ii) has paid in full all Taxes required to have been paid prior to the date of this Agreement, except to the extent such Tax liabilities are reflected on the Interim Financial Statements as current liabilities or are not required by Accounting Principles to be reflected on the Interim Financial Statements. All income and other Tax Returns filed or caused to be filed by the Company are correct and complete in all material respects.

         (b) The Company has complied in all material respects with all Laws relating to the withholding of Taxes and the payment thereof and has timely and properly withheld from employee wages and paid over to the proper Government entity all amounts required to be withheld and paid over under applicable Law.

         (c) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency, which waiver or extension has not expired.

         (d) To the Company's knowledge, there is no currently pending and the Company has not received notice of any potential examination or audit pertaining to, or claims for, Taxes or assessments against the Company by any taxing authority in respect of any taxable period to date.

         (e) True, correct and complete copies of the Company's year 1997, 1998, 1999 and 2000 federal income Tax Returns have been previously furnished to Buyer.

         (f) No deductions by the Company for severance payments (including those to be made under the Bonus Plan (as hereinafter defined)) are or will be subject to limitation based on the "golden parachute provisions" of Code Section 280G in connection with or resulting from the transactions contemplated by this Agreement.

         (g) The Company has no liability for any Tax obligations of any taxpayer other than the Company (including, without limitation, any current or former Affiliate of the Company).

         3.8. ACCOUNTS RECEIVABLE.

         All the accounts receivable reflected in the Interim Financial Statements (whether shown as billed or unbilled) and any accounts receivable arising between the date of such Interim Financial Statements and the Closing Date arose or will have arisen in the ordinary course of business and represent (or will represent) bona fide obligations owing to the Company from the applicable account debtor. To the Company's knowledge such accounts receivable are not and will not be on the Closing Date subject to any valid counterclaim, set-off, defense or Lien (except for Permitted Liens). The reserves for doubtful accounts set forth on the Interim Financial Statements have been established in accordance with Accounting Principles.

         3.9. INVENTORIES.

         Except as set forth on Schedule 3.9, there are no physical
                                ------------
inventories held or owned by the Company at any location not owned or leased by the Company. Except as set forth on Schedule 3.9, the Company's
                                       ------------
inventory, in all material respects, is usable and saleable in the ordinary course of business.

         3.10. ABSENCE OF CERTAIN CHANGES.

         Since December 31, 2001, except as disclosed on the Interim Balance Sheet or as set forth on Schedule 3.10 or the other Schedules hereto, and
                         -------------
except as provided in Section 3.30, there has not been:

         (a) Any event, occurrence, development or state of circumstances or facts involving the Company which constitutes a Material Adverse Effect on the Company;

         (b) Except in connection with the Employee Bonuses and the Exchange and Release Agreements, any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any shareholder, director, officer, agent, consultant or employee of the Company other than in the ordinary course of business consistent with past practice, or in any benefits granted under any Plan with or for the benefit of any such shareholder, director, officer, agent, consultant or employee other than in the ordinary course of business consistent with past practice;

         (c) Except in connection with the transactions contemplated by this Agreement, any sale, transfer or other disposition of any of the Company's material assets (tangible or intangible) or any other similar material transaction entered into or carried out by the Company other than in the ordinary course of business;

         (d) Except in connection with the transactions contemplated by this Agreement, any increase in the amount of indebtedness or liabilities of the Company other than in the ordinary course of business and in amounts and on terms consistent with past practice; or any endorsement, assumption, or guarantee of payment or performance of any loan or obligation of any other Person by the Company;

         (e) Any material change made by the Company in its methods of doing business or of accounting or in the manner in which the Company keeps its books and records, other than as required by generally accepted accounting principles or by applicable law;

         (f) Any termination or termination threatened in writing, or substantial modification of the relationship of the Company with any material customer or supplier;

         (g) Except in connection with the transactions contemplated by this Agreement, any cancellation of any material indebtedness (individually or in the aggregate) owing to the Company or the waiver or release by the Company of any claims or rights of material value; or

         (h) Any declaration or payment of any dividend of any kind or the making of any distribution in respect to the Company's capital stock;

         (j) Any written cure, show cause, or termination notices received by the Company with respect to any Material Contract or any Government
Contract;

         (k) Any commitment by the Company to make any capital expenditure in excess of $100,000 per item or $500,000 in the aggregate;

         (l) The execution by the Company of any contract (or lease) or any material amendment to any contract (or lease) to which the Company is party or by which the Company is bound and for which the Company's aggregate obligations to pay money thereunder would be in excess of $100,000 or the Company would be obligated for a term in excess of three (3) years; or

         (m) Any binding commitment or agreement by Sellers or the Company to do any of the foregoing items (b) through (l).

         3.11. NO BREACH OF LAW OR GOVERNING DOCUMENT.

         Except as set forth on Schedule 3.11 and except for matters which
                                -------------
would not have a Material Adverse Effect, the Company is not in default under or in material breach or violation of any Law or the provisions of any Government permit, franchise, or license, or any provision of its certificate of incorporation or its bylaws. Except as set forth on
Schedule 3.11, the Company has not received any written notice during the past
-------------
four (4) years alleging any such material default, breach or violation which has not been finally resolved. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) violate or conflict with any provisions of the certificate of incorporation or bylaws of the Company, (ii) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with any Law applicable to the Company or any judgment, decree, order or award of any court, governmental body or arbitrator to which the Company is a party or may be bound, or (iii) except as otherwise expressly disclosed in this Agreement or on any of the Schedules hereto, violate, or be in conflict with, or constitute a default under, or result in the termination of, accelerate the performance required by, or cause the acceleration of the maturity of any material liability or obligation, or result in the creation or imposition of any Lien upon the Shares or the assets of the Company under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which the Company is a party (including, without limitation, the Government Contracts and Material Contracts) or to which the Company may be bound or affected or to which the Shares or the assets of the Company may be subject; except, in the case of (ii) and (iii), where such breach, violation, default, conflict, termination, acceleration, creation or imposition would not result in a material liability to the Company or materially impair or hinder the Company's operations after the

Closing Date.

         3.12. LITIGATION.

         Except as set forth on Schedule 3.12, there is no suit, claim,
                                -------------
litigation, investigation, inquiry, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution) or other action pending or, to the knowledge of Company, threatened against the Company in connection with the Business or otherwise (each a "Proceeding"), except for such Proceedings which, if there were a decision adverse to the Company in such Proceeding, would not result in a material liability to the Company or materially impair or hinder the Company's operations after the Closing Date. The Company is not subject to any unsatisfied judgment, order or decree entered in any lawsuit or proceeding. Except as disclosed on Schedule 3.12,
                                                             -------------
to the Company's knowledge, neither of the Sellers has any claim against the Company, for whatever reason, either as a stockholder, director, officer, employee or otherwise. Except as disclosed on Schedule 3.12, there is no
                                              -------------
pending suit, claim, litigation or other proceeding against any Person that could be an Indemnified Officer/Director (as hereinafter defined) based in whole or in part on the fact that such Person is or was a director or officer of the Company nor is the Company aware of any such contemplated action. There is not now pending any suit, claim, litigation or other proceeding that the Company has commenced against another Person nor is the Company aware of any such contemplated action.

         3.13. ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 3.13 hereto, to the knowledge of
                                -------------
the Company:

         (a) the Company is in compliance in all material respects with all applicable Environmental Laws, and the Company has not received any written notice or demand from a Government entity, citizens' group or other Person which is currently pending, alleging a material violation of any Environmental Law, ordering or requesting that steps be taken to remedy any environmental condition on or at the Company's facilities (or elsewhere), or claiming that the Company is responsible for damages, losses, penalties, fines, liabilities, costs and expenses of any kind or nature (including attorneys' fees) as a result of the existence of hazardous materials or substances upon, about or underneath any of the Company's current or former facilities or migrating or threatening to migrate to or from any such facilities.

         (b) the Company has all material permits and other authorizations required under the Environmental Laws, and the Company is in compliance with such permits and other authorizations;

         (c) no conditions were created by the Company at any facility currently or formerly owned, leased or operated by the Company during the period of the Company's ownership, lease or operation of such facility that require remediation of any material nature under any Environmental Law;

         (d) the Company has not received any notice or demand which is currently pending under any Environmental Law as a result of the offsite disposal of any hazardous material or waste by the Company.

         (e) the Company has not placed or caused to be placed on any facilities currently or formerly owned, leased, occupied or operated by the Company any underground storage tanks nor is the Company aware of any such underground storage tanks having been placed on or underneath any of such facilities at any time by any Person.

         3.14. CONTRACTS.

         (a) Set forth on Schedule 3.14(a) is a list of each written or oral
                          ----------------
contract, agreement, lease, indenture and evidence of indebtedness to which the Company is a party which involves any of the following:

                 (A) a guarantee, contingent liability or indemnity involving an obligation in excess of $100,000,

                 (B) a power of attorney,

                 (C) a sharing of payments or joint venture,

                 (D) a sales agency, representation, distributorship, supply or franchise arrangement which is not terminable on not more than sixty (60) days' notice without penalty,

                 (E) material restrictions imposed on the Company regarding competition or solicitation of customers or employees,

                 (F) collective bargaining or union representation,

                 (G) a payment (or repayment) obligation in excess of $100,000,

                 (H) a material lease or other contractual commitment with a remaining term in excess of three (3) years or with aggregate outstanding obligations in excess of $100,000,

                 (I) employment, consulting and independent contractor agreements to which the Company is a party,

                 (J) any written or oral agreement or other commitment with an Affiliate of the Sellers,

                 (K) any agreement with respect to the treatment of confidential information furnished by or to the Company, or

                 (L) any contract, agreement, arrangement and commitment of any kind (other than Government Contracts) to which the Company is a party regarding commercial transactions involving the Company's products and services and involving payments to or from the Company in excess of $100,000 (collectively, the foregoing being the "Material Contracts").

         (b) Each of the Material Contracts is a valid, binding and enforceable obligation of the Company and the other parties thereto, subject to
Bankruptcy Laws and Equitable Principles. Except as indicated on Schedule
                                                                 --------
3.14(b),
--------

             (i) the Company is not, and

             (ii) to the knowledge of the Company, no other party to a Material Contract is, in material default under or in material breach or violation of any Material Contract, and no event has occurred that, through the passage of time or the giving of notice, or both, would constitute a material default under any Material Contract, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, such a material default, breach or violation, cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the Company's assets or the Shares, or require any party's consent or approval thereunder.

         (c) Set forth on Schedule 3.14(c) is a list of each written or
                          ----------------
 oral contract (or
subcontract), lease (or sublease) or other agreement, commitment, liability or obligation between the Company and Portal Dynamics, Inc. ("Portal Dynamics").

         3.15. GOVERNMENT CONTRACTS.  Set forth on Schedule 3.15 is a list of
                                                   -------------
 each Government Contract.

         (a) Schedule 3.15(a) identifies each Government Contract with
             ----------------
respect to which:

             (i) the Company is in material breach or with the passage of time or the giving of notice, or both, the Company would be in material breach;

             (ii) the Company expects to recognize a loss at the gross profit level (determined on a basis consistent with the Accounting Principles) in connection with such contract or any option thereof;

             (iii) full funding (pursuant to multi-year contract provisions) has not been established;

             (iv) there has been a material amendment since
December 31, 2001, other than in the ordinary course or business;

             (v) to the Company's knowledge, the other party(ies) to the Government Contract are in material breach or with the passage of time or the giving of notice, or both, such other party(ies) would be in material breach; or

             (vi) the consent or approval of the other party(ies) to the Government Contract is required in connection with the consummation of the transactions contemplated by this Agreement.

             Schedule 3.15(a) further briefly describes the circumstances
             ----------------
with respect to any of the above described disclosures.

         (b) Except as set forth on Schedule 3.15(b):
                                    ----------------

             (i) to the Company's knowledge, there are no audits (other than those conducted in the ordinary course of business) of any Government Contracts being conducted by the U.S. Government, a prime contractor or any other party to any Government Contract;

             (ii) except to the extent finally resolved (and except for any liability relating thereto paid or reflected on the Interim Balance Sheet), to its knowledge, the Company has not, with respect to any Government Contracts, received during the past two (2) years:

                  (A) any written cure notice or show cause notice
(as defined in the Federal Acquisition Regulations Part 49) pursuant to applicable contract default provisions or notice of default;

                  (B) any written contract termination, whether for default, convenience, cancellation or lack of funding or other reasons;

                  (C) any written final decision or unilateral modification assessing a price reduction, penalty or claim for damages or other remedy;

                  (D) any written claim based on assertions of defective pricing or violations of government cost accounting standards or cost principles; or

                  (E) any written request for an equitable adjustment of, or claim concerning, such contracts by any of the Company's customers, subcontractors or suppliers;

             (iii) except to the extent finally resolved (and any
liability relating thereto paid or reflected on the Interim Balance Sheet), the Company has not, within the past four (4) years, with respect to any Government Contracts, received any written notice of any investigation or enforcement proceeding of a criminal, civil or administrative nature by any investigative or enforcement agency of any Government (including any qui tam
                                                                     --- ---
action brought under the Civil False Claims Act alleging any irregularity, misstatement or omission arising under or relating to any Government Contract); and

             (iv) there exists no financing arrangements with respect to performance of any current Government Contract.

         (c) Except as set forth on Schedule 3.15(c), neither the Company,
                                    ----------------
nor any of the Company's officers or, to the Company's knowledge, employees, is suspended or debarred from doing business with the U.S. Government or is the subject of a finding of nonresponsibility or ineligibility for U.S. Government contracting, and to the Company's knowledge, there are no circumstances that would warrant the institution of suspension or debarment proceeding against the Company or any of its officers or employees.

         (d) Except as set forth on Schedule 3.15(d):
                                    ----------------

             (i) neither the Company nor any of its directors or officers, or, to the Company's knowledge, any of the Company's employees, consultants or agents, is or during the past two years has been under administrative, civil or criminal investigation or indictment by the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid, and

             (ii) during the past two (2) years, neither the Company nor any Affiliate of the Company has conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government with respect to any allegation of any irregularity, misstatement or omission arising under or relating to a Government Contract or Bid.

         (e) Except as set forth on Schedule 3.15(e), there are not
                                    ----------------

             (i) any material claims pending or, to the Company's knowledge, threatened against the Company, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract, and

             (ii) any material disputes before a court or administrative agency between the Company and the U.S. Government under the Contract Disputes Act or any other statute or regulation or between the Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. Except as set forth on Schedule 3.15(e), subsequent
                                                ----------------
to December 31, 2001, the Company has not received any draft or final post award audit report.

         (f) Except as set forth on Schedule 3.15(f), all material test and
                                    ----------------
inspection results provided by the Company to the U.S. Government or to any other Person pursuant to any Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured by the Company were complete and correct in all material respects as of the date so provided. Except as set forth in the Schedule 3.15(f), the Company
                                             ----------------
has provided all material test and inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by U.S. law and the terms of the applicable Government Contracts.

         (g) With respect to each and every Government Contract and Bid to which the Company is currently a party, and except as otherwise set forth in any Schedule referenced in this Section 3.15, (i) the Company has complied in all material respects with all terms and conditions of each Governmental Contract and Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Company has complied in material respects with all requirements of Laws pertaining to any Government Contract or Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to a Government Contract or Bid in all material respects, are accurate and complete as of their effective date, and the Company has complied in all material respects with such representations and certifications including, without limitation, all representations and certifications required by or relating to any and all Laws and the regulations and rules relating to the submission of progress payment requests; (iv) no material cost incurred by the Company has been disallowed; and (v) no material amount of money due to the Company from the Government has been withheld or set off or been the subject of any attempt to withhold or set off.

         (h) Except as set forth on Schedule 3.15(h) the Company is in
                                    ----------------
material compliance with all of its obligations relating to the customer furnished items under the terms of Government Contracts to which it is a party, including, but not limited to, government furnished equipment, government furnished property, government furnished information and like categories of customer furnished assets provided by the Government in such Government Contracts.

         (i) Except to the extent prohibited by the Industrial Security Manual for Safeguarding Classified Information, Schedule 3.15(i) sets forth
                                                ----------------
all facility security clearances held by the Company and all personal security clearances held by any officer or employee of the Company.

         (j) The Company's cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all governmental regulations and rules.

         (k) All of the data and information provided to the Buyer by the Company relating to the DPGDS Contract (including, without limitation, the listing of the selling prices for the various components being offered under the DPGDS Contract and subcontractor cost information) is accurate and complete in all material respects.

         (l) Except as set forth on Schedule 3.15(l), the Company, to the
                                    ----------------
knowledge of the Company, has current advance agreements with its customers for the allocation and reimbursement of independent research and development expenses ("IR&D") and the IR&D expenses incorporated in the pricing of the Company's Government Contracts are fully reimbursable and allocable at substantially the rate specified in said Agreement.

         3.16. INTELLECTUAL PROPERTY.

         (a) Schedule 3.16(a) contains a list of all registered trademarks,
             ----------------
service marks, copyrights and patents, and all applications therefor, included in the Intellectual Property owned by the Company (the "Company Owned Intellectual Property"), specifying as to each, as applicable:

             (i) the nature of such Intellectual Property;

             (ii) the owner of such Intellectual Property; and

             (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers.

         Schedule 3.16(a) contains a list of all non-Company Owned
         ----------------
Intellectual Property licensed to the Company or which the Company has authority to use in connection with the operations of the Business (other than Commercial Software) specifying as to each, as applicable:

             (i) the nature of such Intellectual Property;

             (ii) the licensees or owner of such Intellectual Property; and

             (iii) the agreement or contract under with such Intellectual Property is licensed to the Company

         Schedule 3.16(a) contains a list of all material licenses,
         ----------------
sublicenses and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use the Intellectual Property or any other material rights of the Company with respect to intellectual property.

         (b) Except as disclosed on Schedule 3.16(b),
                                    -----------------

             (i) there has been no claim made against the Company asserting the invalidity, misuse or unenforceability of any of the Intellectual Property, nor to the Company's knowledge have there been any actions or other judicial or adversary proceedings involving the Company concerning the Intellectual Property, nor to the knowledge of the Company, is any such action or proceeding threatened,

             (ii) the Company is not aware of any current infringement or misappropriation of any of the Company Owned Intellectual Property,

             (iii) to the knowledge of the Company, the Company has not infringed or misappropriated any intellectual property or proprietary right of any other person, and there are no Liens imposed against the Company and affecting the Intellectual Property (except as otherwise expressly disclosed in Section 3.5) and the Company has the right and authority to use (x) each item of Company Owned Intellectual Property in connection with the conduct of the Business and, (y) each item of non-Company Owned Intellectual Property in connection with the conduct of the Business, subject to the terms and limitations of the license agreements or other agreements or instruments by which the rights to use such non-Company Owned Intellectual Property were granted.

         3.17. LABOR MATTERS.

         (a) There is no collective bargaining, representation or similar agreement or arrangement to which the Company is a party or by which it is bound.

         (b) Except as set forth on Schedule 3.17(b):
                                    ----------------

             (i) The Company is not aware of any currently pending charge before the National Labor Relations Board (or any counterpart state agency) that the Company has engaged in any unfair labor practice;

             (ii) There is no labor strike, dispute, slowdown, or stoppage pending or, to the knowledge of the Company, threatened against the Company;

             (iii) No collective bargaining agreement is currently being negotiated and, to the knowledge of the Company, no organizing effort is currently being made with respect to the Company's employees; and

             (iv) To the knowledge of the Company, no current or former employee of the Company has any valid claim against the Company on account of or for

                  (A) overtime pay, other than overtime pay for the current payroll period,

                  (B) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period,

                  (C) vacation, time off or pay in lieu of vacation or time off, other than as may be accrued on the books and records of the Company in accordance with the Accounting Principles or earned in respect of the current fiscal year, or

                  (D) any violation of any Law relating to minimum wages or maximum hours of work;

except to the extent that any of the foregoing is reflected on the Interim Balance Sheet, not required by Accounting Principles to be reflected on the Interim Balance Sheet, or not material and incurred in the ordinary course of business since the date of the Interim Balance Sheet.

         (c) Schedule 3.17(c) lists all employees of the Company, together
             ----------------
with their respective job titles, dates of employment, rates of compensation (including any increases in compensation since December 31, 2001) and office location. Except as otherwise disclosed in the Schedules hereto, the Company has complied and is presently complying in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no charge or complaint actually pending or to the knowledge of the Company, threatened against the Company before the Equal Employment Opportunity Commission or the Department of Labor, or any state or local agency of similar jurisdiction. Except as otherwise noted on Schedule 3.17(c), the employment
                                           ----------------
of all persons employed by the Company is terminable at will, without any penalty or severance obligation of any kind on the part of the Company.

         3.18. EMPLOYEE BENEFIT MATTERS.

         (a) Except as set forth on Schedule 3.18(a), the Company in
                                    ----------------
connection with the Business does not have outstanding and is not a party to or subject to liability under any agreement, arrangement, plan, or policy, whether or not considered legally binding, that involves

             (i) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, health, welfare, or incentive plan, or

             (ii) welfare or "fringe" benefits, including without limitation vacation, severance, disability, medical, dental, life and other insurance, tuition reimbursement plan, company car, club dues, sick leave or family leave, or other benefits (together the "Plans" and each item thereunder a "Plan").

         (b) Each Plan has been administered in material compliance with its terms and, to the extent applicable, with the Employee Retirement Income Security Act of 1974, as amended or other Law applicable to any Plan. Each Plan that is intended to qualify under Section 401(a) or Section 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service (a copy of which has been provided to Buyer) and related trusts have been determined to be exempt from taxation. Nothing has occurred that would cause and no action or proceeding is pending or threatened which, to the knowledge of the Company, could result in the loss of such exemption or qualification except for amendments required by Law for which the remedial amendment period remains open.

         (c) No Plan is a multi-employer plan (as defined in Section 3(37) of ERISA) and the Company has not contributed to nor ever has been obligated to contribute to any multi-employer plan.

         (d) To the Company's knowledge, except as set forth on
Schedule 3.18(d), there have been no prohibited transactions within the meaning
----------------
of Sections 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Plan and which would result in a material liability to the Company. No reportable event within the meaning of Section 4043 of ERISA (other than those for which reporting is waived) has occurred with respect to any Plan subject to Title IV of ERISA. With respect to each Plan, all payments due from the Company to date have been made and all amounts properly accrued to date as liabilities of Company which have not been paid have been properly recorded on the books of the Company and are reflected on the Interim
Balance Sheet.

         (e) Except as specified on Schedule 3.18(e), no Plan provides
                                    ----------------
benefits at the expense of the Company, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of services other than:

             (i) continuation coverage mandated by Section 4980B of the Code or other Law;

             (ii) death or pension benefits under any Plan that is an employee pension benefit plan;

             (iii) deferred compensation benefits accrued as liabilities on the Interim Balance Sheet;

             (iv) disability benefits under any Plan that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise;

             (v) benefits in the nature of severance pay; or

             (vi) rights to convert to an individual policy of insurance pursuant to the terms of an insurance contract under a Plan.

         (f) Except as set forth on Schedule 3.18(d), to the Company's
                                    ----------------
knowledge, there has been no act or omission by Company with regard to the Plans that has given rise to any fines, penalties, taxes or related charges under Section 502(c) of ERISA or Chapter 43 of the Code.

         (g) Except as set forth on Schedule 3.18(g), neither the execution
                                    ----------------
and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any severance, termination or other payment becoming due to any former or current employee of the Company or any of its Affiliates or cause an increase in the amount of compensation due to any such employee or former employee; or (ii) increase or affect the calculation of the amount of any benefits otherwise payable under any Plan or result in any acceleration of the time of payment or vesting of any such benefits.

         3.19. PRODUCT LIABILITY.

         Except as described on Schedule 3.19, no material claim or
                                -------------
allegation of personal injury, death, or property or economic damages, claim for punitive or exemplary damages, claim for contribution or indemnification, or claim for injunctive relief in connection with any product manufactured, sold or distributed by the Company has been asserted in writing against the Company.

         3.20. APPROVALS AND FILINGS.

         None of the Sellers nor the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government or other Persons for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby except for

         (a) compliance with the applicable provisions of HSR, if required,

         (b) compliance with the Exon-Florio Amendment, if required,

         (c) any necessary approvals of the U.S. Government relating to Government Contracts as listed on Schedule 3.15(a),

         (d) the landlord consents and other approvals set forth on
Schedule 3.20, and
-------------

         (e) approvals, consents, authorizations, declarations or filings which the failure to make or obtain would not result in a material liability to the Company or materially impair or hinder the Company's operations after the Closing Date.

         3.21. BROKERS, FINDERS.

         Except as set forth on Schedule 3.21, no finder, broker, agent, or
                                -------------
other intermediary, acting on behalf of Sellers or the Company, is entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         3.22. CERTAIN UNLAWFUL PRACTICES.

         In the four (4) year period preceding the date of this Agreement, the Company has not nor has any officer, employee or agent of the Company nor has any person acting on any of their behalf, directly or indirectly, given or agreed to give any material gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice (including, but not limited to, violation of any anti-trust law) or received or retained any such gift or similar benefit, which in any case would subject the Company to any material damage or penalty in any civil, criminal or Government litigation or proceeding or which would be grounds for termination or modification of any Government Contract or any Material Contract.

         3.23. BANK ACCOUNTS.

         Schedule 3.23 contains an accurate and complete list of (i) the
         -------------
names and addresses of each bank or other financial institution in which the Company has an account; (ii) the account numbers of such accounts; and (iii) the authorized signatories on each such account.

         3.24. DISCLOSURE.

         The representations and warranties of the Company or the Sellers set forth in this Agreement or any certificate or agreement to be furnished to Buyer by or on behalf of the Company or the Sellers at the Closing pursuant hereto, do not contain or will not at the Closing contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

         3.25. INSURANCE.

         Schedule 3.25 includes a summary description of all insurance
         -------------
policies covering the Business, which description includes the properties or liabilities covered, the insurer, the amount and period of coverage and any additional insureds and loss payees. The Company has not received any notice or other communication within one (1) year prior to the date hereof cancelling or materially amending or materially increasing the premium payable under any of such insurance policies and to the knowledge of the Company, no such cancellation, amendment or an increase of premiums is threatened. There remains no outstanding written requirements or recommendations of any insurance company or any governmental authority pertaining to any material repairs or other material work to be done on or with respect to any of the Company's properties.

         3.26. ENTIRE BUSINESS.

         The assets, properties, licenses and agreements of the Company are all of the assets, properties, licenses and agreements necessary to conduct the Business in the manner in which it is presently being conducted.

         3.27. LICENSES AND PERMITS.

         The Company has all necessary federal, state, local and foreign licenses, permits and other governmental authorizations required for the conduct of the Business and the ownership of its properties as presently conducted and owned, other than licenses and permits which the failure to obtain would not result in a material liability to the Company or materially impair or hinder the Company's operations after the Closing Date.

         3.28. BACK CHARGES, REBATES, ETC.

         Except as set forth on Schedule 3.28, there are no material
                                -------------
outstanding claims by customers for back charges, rebates, price reductions, credits or settlements, or for breaches of product or service warranties, or for product liability for products manufactured or sold by the Company.

         3.29. QUOTE LOG.

         Included on Schedule 3.29 is the quote log of the Company as of
                     -------------
March 1, 2002, which quote log contains a list of all outstanding Bids or proposals for contract under which the value of services to be performed or goods to be provided by the Company or the costs of goods to be sold by the Company is expected to exceed $100,000.

         3.30. UNDISCLOSED LIABILITIES.

         The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities accrued or reserved against and reflected on the Interim Balance Sheet, (b) liabilities which have arisen since the date of the Interim Balance Sheet in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period, (c) liabilities which would not be required by Accounting Principles to be reflected on a balance sheet, (d) liabilities incurred in connection with this Agreement and the agreements, documents, and instruments contemplated hereby, (e) liabilities that individually or in the aggregate would not be reasonably likely to result in material liability to the Company or materially impair or hinder the Company's operations after the Closing Date, and (f) the liabilities set forth on Schedule 3.30 hereto
                                                       -------------
or which are of a type covered by other representations and warranties of the Company contained in this Agreement.

         3.31. DOCUMENTS.

         True, correct and complete copies of all documents creating or evidencing any Plan, Material Contract, Government Contract, agreement, lease, commitment or obligation described within this Article III have been furnished to Buyer.

         3.32. SELLERS REPRESENTATIONS AND WARRANTIES.

         The Sellers hereby jointly and severally make the following representations and warranties to Buyer:

         (a) Each of the Sellers has all requisite power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by the Sellers constitutes (or upon execution will constitute) valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms, subject to Bankruptcy Laws and Equitable Principles.

         (b) The Shares consist of 12,000,000 shares of common stock of the Company, $ .001 par value. The Sellers are the record (and beneficial) owners of all of the Shares (6,000,000 owned by each), free and clear of all Liens. No person (other than the Sellers) has any power or right of any kind, to dispose of or direct the disposition of the Shares or to vote or direct the voting of the Shares. There are no agreements or understandings with respect to the transferability of Shares between the Sellers or between or among the Company and either or both of the Sellers. The Sellers will transfer to the Buyer at Closing good and marketable title to the Shares, free and clear of all Liens.

         (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by each Seller will
(i) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with any Law applicable to such Seller or any judgment, decree, order or award of any court, governmental body or arbitrator to which such Seller is a party or may be bound, or
(ii) except as otherwise expressly disclosed in this Agreement or on any of the Schedules hereto, violate, or be in conflict with, or constitute a default under, or result in the termination of, accelerate the performance required by, or cause the acceleration of the maturity of any material liability or obligation, or result in the creation or imposition of any Lien upon the Shares under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which such Seller is a party or to which such Seller may be bound or affected or to which the Shares or may be subject. Except as set forth on Schedule 3.12 hereto, neither of the Sellers has any claim against
         -------------
the Company, for whatever reason, either as a stockholder, director, officer, employee or otherwise.

         (d) Each Seller hereby confirms that the ESSI Stock acquired hereunder will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Seller has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that such Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the ESSI Stock.

         (e) Each Seller understands that the ESSI Stock has not been registered under the 1933 Act or under any applicable state securities law, on the ground that the sale provided for in this Agreement and the issuance of ESSI Stock hereunder is exempt from registration under the 1933 Act and that the Buyer's reliance on such exemption is predicated, in part, on such Seller's representations set forth herein.

         (f) Each Seller represents that he or she is an "accredited investor" within the meaning of Rule 501 of Regulation D under the 1933 Act and that such Seller is experienced in evaluating the merits and risks of investing in companies such as the Buyer, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment in ESSI Stock and has the ability to bear the economic risks of his or her investment. Each Seller further represents that he or she has had access, during the course of the transaction and prior to his or her acquisition of ESSI Stock hereunder, to the same kind of information that would be provided in a registration statement filed by the Buyer under the 1933 Act and that such Seller has had, during the course of the transaction and prior to Seller's purchase of the ESSI Stock, the opportunity to ask questions of, and receive answers from, the Buyer concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to him or her or to which he or she had access.

         (g) Each Seller understands that the ESSI Stock or any interest therein may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or under any applicable state securities law or an exemption therefrom, and that in the absence of an effective registration statement covering the ESSI Stock or an available exemption from registration under the 1933 Act and any applicable state securities laws, the ESSI Stock must be held indefinitely. In particular, each Seller is aware that the ESSI Stock may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule, including applicable holding period, manner of sale and notice filing requirements, are met.

                                 ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF BUYER
                  ---------------------------------------

         Buyer hereby makes the following representations and warranties to the Company and each of the Sellers:

         4.1. AUTHORIZATION.

         Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Missouri. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by Buyer constitutes (or upon execution will constitute) valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to Bankruptcy Laws and Equitable Principles. This Agreement and all other agreements herein contemplated to be executed by the Buyer has been (or will be prior to the Closing) effectively authorized by all necessary action, corporate or otherwise, by the Buyer. Buyer is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each state in which the ownership or leasing of its properties or the conduct of its business makes it necessary to qualify, except where the failure to so qualify would not have a material adverse effect on the Buyer. Buyer has the corporate power and authority to own or lease and operate its properties and assets and conduct its business as currently conducted.

         4.2. INVESTMENT REPRESENTATION.

         Buyer is acquiring the Shares for its own account, for investment and without any view to resale or distribution of the Shares or any portion thereof.

         4.3. GOVERNMENTAL APPROVALS AND FILINGS.

         Except for compliance if required, with the applicable provisions of the HSR and any applicable provisions of Sec. 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C. App. 2170) (the "Exon-Florio Amendment") and any other requirements (excluding approvals of the U.S. Government) as would not prohibit or materially affect the completion of the transactions contemplated hereby, Buyer is not required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby.

         4.4. BROKERS, FINDERS.

         Except as set forth on Schedule 4.4, no finder, broker, agent, or
                                -------------
other intermediary, acting on behalf of Buyer, is entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         4.5. NO BREACH OF LAW OR GOVERNING DOCUMENT.

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provisions of the articles of incorporation or bylaws of Buyer, (ii) result in a breach of any of the terms or provisions of, or constitute a violation or default under, or conflict with any Law applicable to Buyer or any judgment, decree, order or award of any court, governmental body or arbitrator to which Buyer is a party or may be bound, or (iii) except as set forth on Schedule 4.5, violate, or be in conflict with, or constitute a
         ------------
default under, or result in the termination of, accelerate the performance required by, or cause the acceleration of the maturity of any material liability or obligation, or result in the creation or imposition of any Lien upon the ESSI Stock or the assets of Buyer under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, or other agreement to which Buyer is a party or to which Buyer may be bound or affected or to which the ESSI Stock or the assets of Buyer may be subject; except, in the case of (ii) and (iii), where such breach, violation, default, conflict, termination, acceleration, creation or imposition would not have a material adverse effect on Buyer.

         4.6. CAPITALIZATION AND RELATED MATTERS.

         The authorized capital stock of Buyer consists of 30,000,000 shares of common stock, par value $0.01 per share ("ESSI Common Stock"), of which 10,273,820 shares were issued and outstanding as of February 28, 2002. All of the shares of ESSI Stock issuable hereunder have been duly reserved for issuance and, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens. Options to purchase an aggregate of 620,638 shares of ESSI Common Stock (the "ESSI Options") were outstanding as of February 28, 2002. Except for the ESSI Options, the shares of ESSI Common Stock referenced in the first sentence of this Section 4.6, and the Sellers' rights hereunder,

         (a) there are outstanding

             (i) no other securities of Buyer (whether of a debt, equity or hybrid nature), and

             (ii) no rights, warrants or options to acquire, exchange or convert securities of Buyer, and

         (b) Buyer is not subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire the ESSI Stock or any shares of capital stock or other securities of Buyer.

         There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, registration or transferability of Buyer's shares of capital stock or otherwise between or among Buyer and any of its stockholders other than proxies solicited in connection with an annual or special meeting of Buyer's shareholders or as disclosed in Buyer SEC Reports (as hereinafter defined). To Buyer's knowledge, there are no agreements or understandings concerning the registration of shares of Buyer's capital stock between or among Buyer and any of its stockholders or Affiliates.

         4.7. SEC REPORTS AND FINANCIAL MATTERS.

         Each form, report, schedule, registration statement and definitive proxy statement filed by Buyer with the SEC since October 31, 1999 (as such documents have been amended prior to the date hereof, the "Buyer SEC Reports"),
                                                           -----------------
as of their respective dates, complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations promulgated thereunder and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"). None of the Buyer SEC Reports, as of the date on which such Buyer SEC Report was declared effective pursuant to the 1933 Act or the date on which such Buyer SEC Report was filed pursuant to the Exchange Act, as applicable, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Accounting Principles, consistently applied (except, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring adjustments) the consolidated financial position of Buyer and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since October 31, 1999, Buyer has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Buyer has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the 1933 Act or the Exchange Act. Since October 31, 2001, except as described in the Buyer SEC Reports, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Buyer or any subsidiary of Buyer, except changes resulting from changes in accounting pronouncements of the Financial Accounting Standards Boards or the SEC or changes in applicable laws or rules or regulations thereunder.
Buyer has, and will at the Closing have, sufficient funds to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses it incurs.

         4.8. MATERIAL ADVERSE EFFECT.

         Since October 31, 2001, there has not occurred or arisen any event or events that, individually or in the aggregate, has had or, insofar as can be reasonably forseen, would have a material adverse effect on the condition (financial or otherwise), business, properties, liabilities or results of operations of Buyer; provided that (i) changes that affect the defense industry generally, (ii) changes in general economic conditions, (iii) changes resulting from the transactions contemplated by this Agreement or the announcement thereof, (iv) the outbreak or escalation of hostilities or similar calamity or crisis, and the potential sale or the failure to sell Buyer's Engineered Specialty Plastics Division shall not be taken into account in determining whether such a material adverse effect has occurred.

         4.9. COMPANY PROJECTIONS.

         (a) Buyer hereby acknowledges and agrees that: (i) the Company Projections were not prepared with a view towards compliance with published guidelines of the American Institute of Certified Public Accountants or the Accounting Principles, (ii) the Company Projections necessarily make numerous assumptions with respect to industry performance, general business, economic and political conditions, taxes, and other matters, many of which are beyond the Company's control and which may not prove to be correct;
(iii) the Company Projections involve certain risks and uncertainties, including risks and uncertainties faced by the Buyer which could cause the Company's actual results to differ materially from those projected in, or inferred by, the Company Projections; and (iv) the Company is not making any representation or warranty or guarantee that the Company Projections will be achieved.

         (b) Buyer represents and warrants that (x) it has had, during the course of the transaction and prior to the purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the Company, the Business and the Company Projections and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access, and (y) it has reviewed the Company Projections and has come to its own judgment concerning the Company, the Business and the Company Projections.


                                 ARTICLE V.

                     CONDITIONS TO BUYER'S OBLIGATIONS
                     ---------------------------------

         The obligations of Buyer at Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (unless waived in writing by Buyer):

         5.1. REPRESENTATIONS AND WARRANTIES.

         The Company's and Sellers' representations and warranties set forth in Article III shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date (without giving effect to modifications to the Schedules to this Agreement which are delivered by the Company or the Sellers to Buyer after the date hereof and on or before the Closing Date), unless expressly made as of another date, in which case such representations and warranties shall be true and correct in all material respects at and as of such other date.

         5.2. PERFORMANCE OF AGREEMENT.

         Sellers and the Company shall have fully performed and complied in all material respects with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to Closing.

         5.3. APPROVALS.

         All required consents and approvals from Governments and the other party(ies) to the Material Contracts and the consents and approvals from the parties listed on Schedule 3.20 shall have been obtained and all waiting
                  -------------
periods required by Law shall have expired. Further, Buyer shall have received any necessary waivers or consents from its lender in connection with the guaranty provided by Buyer pursuant to Section 7.10 hereof.
                                                ------------

         5.4. NO ADVERSE PROCEEDING.

         No action shall have been instituted by a third party and remain pending before a grand jury or court or other Government entity

         (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby, or

         (b) which claims that this Agreement, such transactions, or their consummation, is illegal.

         5.5. CERTIFICATES.

         Each of the Company and the Sellers shall have each delivered to Buyer at Closing a certificate of the Company and the Sellers, respectively, dated the Closing Date and in form reasonably acceptable to Buyer, to the effect that the conditions set forth in Sections 5.1 and 5.2, with respect to the Company or the Sellers, as the case may be, have been satisfied. Further, the Company shall have delivered to Buyer, dated the Closing Date and in form reasonably satisfactory to Buyer, a certificate that provides that the copies of the Company's Certificate and Articles of Incorporation and By-laws (and all amendments to each of such documents) attached to the certificate are true and complete copies of same and are in effect as of the Closing Date.

         5.6. RESIGNATIONS.

         Sellers shall have delivered to Buyer at Closing the resignations, effective as of the Closing Date, of the officers of the Company listed on
Schedule 5.6 and of the directors of the Company listed on Schedule 5.6.
------------                                               ------------

         5.7. OPINION OF COUNSEL FOR SELLERS.

         Buyer shall have received an opinion of counsel for the Sellers addressed to Buyer and dated the Closing Date, in substantially the form attached as Exhibit A hereto.
            ---------

         5.8. EXCHANGE OF OPTIONS.

         All of the holders of the Options shall have executed and delivered to the Company an Exchange Agreement and Release in substantially the form of Exhibit B pursuant to which, each of such Option holders agrees to
   ---------
surrender their Options in exchange for their Cash Out Payment provided in
Section 2.2(c) hereof.

         5.9. FLEISCHER NON-COMPETE AGREEMENT.

         Timothy B. Fleischer shall have executed and delivered the Non-Compete Agreement in substantially the form of Exhibit C hereto (the
                                                   ---------
"Fleischer Non-Compete Agreement"). Kari J. Fleischer shall have executed a document reasonably satisfactory to Buyer regarding her joinder in the Fleischer Non-Compete Agreement.

         5.10. CERTIFICATES OF GOOD STANDING.

         Sellers shall have delivered to Buyer at Closing Certificates of Good Standing for the Company from the Secretary of State of Delaware and each state in which it is qualified to do business as a foreign corporation.

         5.11. PAYMENT OF THE MORRISETTE OBLIGATIONS.

         The Company shall have paid in full all amounts outstanding pursuant to the Morrisette Obligations.

                                 ARTICLE VI.

            CONDITIONS TO THE COMPANY'S AND SELLERS' OBLIGATIONS
            ----------------------------------------------------

         The obligations of the Company and Sellers at Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions (unless waived in writing by the Company and Sellers):

         6.1. REPRESENTATIONS AND WARRANTIES.

         Buyer's representations and warranties set forth in Article IV shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as though such representations and warranties were made at and as of such date and time (without giving effect to modifications to the Schedules to this Agreement which are delivered by Buyer to the Company or the Sellers after the date hereof and on or prior to the Closing Date), unless expressly made as of another date, in which case such representations and warranties shall be true and correct in all material respects at and as of such other date.

         6.2. PERFORMANCE OF AGREEMENT.

         Buyer shall have fully performed and complied in all material respects with all covenants, conditions and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

         6.3. APPROVALS.

         All required consents and approvals from Governments and the other party(ies) to the Material Contracts and consents and approvals from the parties listed on Schedule 3.20 shall have been obtained and all waiting
                  -------------
periods required by Law shall have expired. Further, Buyer shall have received any necessary waivers or consents from its lender in connection with the guaranty provided by Buyer pursuant to Section 7.10 hereof.
                                                ------------

         6.4. NO ADVERSE PROCEEDING.

         No action shall have been instituted by a third party and remain pending before a grand jury or court or other Government entity

         (a) for the purpose of enjoining or preventing the consummation of this Agreement or any of the transactions contemplated hereby, or

         (b) which claims that this Agreement, such transactions, or their consummation, is illegal.

         6.5. CERTIFICATE.

         Buyer shall have delivered to Sellers at the Closing a certificate of Buyer executed by an executive officer of Buyer, dated the Closing Date and in form reasonably acceptable to the Sellers, to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied. Further, the Buyer shall have delivered to the Sellers, dated the Closing Date and in form reasonably satisfactory to Sellers, a certificate that provides that the copies of the Buyer's Certificate and Articles of Incorporation and By-laws (and all amendments to such documents) attached to the certificate are true and correct copies of same and are in effect as of the Closing Date.

         6.6. FLEISCHER  MATTERS.

         The Company shall have executed and delivered the Fleischer Non-Compete Agreement and Timothy B. Fleischer shall have received a letter from Buyer confirming (i) his future appointment to Buyer's Board of Directors, and (ii) that he will receive grants of options to purchase ESSI Common Stock on par with Buyer's division Presidents.

         6.7. OPINION OF COUNSEL FOR BUYER.

         Sellers shall have received an opinion of counsel for the Buyer addressed to the Sellers and dated the Closing Date, in substantially the form attached as Exhibit D hereto.
                 ---------

         6.8. CERTIFICATE OF GOOD STANDING.

         Buyer shall have delivered to Sellers a Certificate of Good Standing for Buyer from the Secretary of State of Missouri.

         6.9. CERTAIN LIABILITIES.

         (a) The Company shall have paid in full all amounts outstanding pursuant to the Morrisette Obligations (b) Buyer shall have paid in full the Sun Trust Obligations and the Company shall have received written confirmation from Sun Trust Bank that the Sun Trust Obligations have been paid and settled in full, and the Sellers shall have been fully released by Sun Trust Bank from any and all loan and guaranty obligations of the Sellers pursuant to the Sun Trust Obligations.

         6.10. TRANSITION SERVICES AGREEMENT.

         The Company shall have executed and delivered to Portal Dynamics the Transition Services Agreement (as defined in Section 7.9 hereof).

         6.11. EXCHANGE OF OPTIONS.

         All of the holders of the Options shall have executed and delivered to the Company an Exchange Agreement and Release in substantially the form of Exhibit B pursuant to which each of such Option holders agrees to
   ---------
surrender their Options in exchange for their Cash Out Payment provided in
Section 2.2(c) hereof.

                                ARTICLE VII.

                    ADDITIONAL COVENANTS OF THE PARTIES
                    -----------------------------------

         7.1. CONDUCT OF BUSINESS BEFORE CLOSING.

         From the date hereof until the Closing, the Company shall operate the Business in the ordinary course of business, except for such acts which are otherwise expressly permitted under this Agreement, and the Company shall, unless otherwise agreed by the Buyer in writing, (a) maintain its corporate existence in full force and effect, (b) not enter into any transaction material in nature or amount other than in the ordinary and usual course of business, (c) not order any unusual amounts of inventory of any kind or nature from any source other than is required for performance of contractual obligations, (d) take no actions to materially alter delivery dates, production schedules, shipment dates or the like from its normal course of business,
(e) not amend its Certificate of Incorporation or By-laws, (f) not declare or pay any dividends of any kind or make any distributions in respect of the Company's capital stock, (g) other than pursuant to Section 7.12 hereof,
                                                    ------------
not prepay any of the Morrisette Obligations prior to any scheduled payment date, (h) pay in full all Taxes of the Company becoming due and payable prior to the Closing Date, or (i) not take any action, other than in the ordinary course of its business and consistent with past practices, which would require a material change to the disclosures of the Company or the Sellers given under Article III. Further, the Company agrees to use its reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it, maintain its records and books of accounts in a manner consistent with past practices, maintain its tangible assets and properties in good condition, order and repair, reasonable wear and tear excepted, preserve all of its rights in the Intellectual Property, and pay its accounts payables and other obligations in the ordinary course of business consistent with past practice. Notwithstanding the foregoing provisions of this Section 7.1 and provided a material out-of-pocket cost or liability to the Company is not incurred, the Company may take any action as it deems reasonably necessary or advisable (to the extent consistent with applicable Law) to transition employees of Portal Dynamics out of the Plans.

         7.2. ACCESS TO RECORDS.

         (a) Until the Closing, each of the Company and Buyer shall afford to authorized representatives of each other Party reasonable access during normal business hours to all personnel, premises, properties, books, records Tax Returns and data of the Company and Buyer but only insofar as they relate to the operations of the business of the Company and Buyer. Further, each Party will furnish each other Party and its representatives with copies of books, contracts, records and other documents and information concerning the Company or the Buyer, as the case may be, which the Company or the Buyer, as the case may be, may reasonably request. Until the Closing, each of the Company and Buyer shall permit the Company or the Buyer, as the case may be, and its agents, employees and contractors reasonable periodic access during normal business hours on and to such Party's various facilities for the purpose of conducting such surveys, inspections, audits, assessments, tests and analyses as may be reasonably desired by the Company or the Buyer, as the case may be. In the event the transaction contemplated hereby fails to close for any reason, the testing Party shall repair any damage caused to the other Party's facilities by such testing and restore such facilities to their condition prior to such testing, reasonable wear and tear excepted.

         (b) Upon reasonable notice, from and after, and from time to time after, the Closing, Buyer shall afford, and shall cause the Company to afford, to authorized representatives of Sellers reasonable access during normal business hours to such books, records, documents, information and personnel of Buyer and the Company as the Sellers may reasonably request:

             (i) to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date,

             (ii) to prosecute or defend any litigation or investigation by any Government or any third Person (including without limitation Tax audits),

             (iii) to prepare Sellers' Federal, state or local Tax Returns, or

             (iv) for any other proper purpose.

For a period of five (5) years from and after the Closing, neither Buyer nor the Company shall destroy any such books, records, documents, and information.

         (c) Upon Buyer's reasonable request from time to time after Closing, Sellers shall, upon reasonable notice, afford to authorized representatives of the Buyer and the Company reasonable access during normal business hours to any books, records, documents and information, including any financial records in Sellers' possession or under Sellers' control relating to the Company or the Business or otherwise relating to Buyer's rights and obligations hereunder or any other obligations of the Company.

         (d) Nothing in this Section 7.2 will obligate any Party to take actions that would unreasonably disrupt the normal course of their businesses, violate the terms of any contract to which they are a party or to which they or any of their assets is subject or grant access to any of their proprietary, confidential or classified information (except to the extent required for purposes of defending or prosecuting any third party legal proceedings).

         7.3. HSR FILING.

         The parties shall cooperate with one another

         (a) in determining whether an HSR filing is required in connection with the transactions contemplated by this Agreement, and

         (b) in making any such filing and furnishing information required in connection therewith. The filing fee for any such HSR filing shall be borne by Buyer.

         7.4. EXON-FLORIO AMENDMENT.

         If required, Buyer and Sellers agree to use their best efforts to compile and provide the information and documentation necessary for filing a joint Exon-Florio Amendment notification with the Committee on Foreign Investment in the United States, as promptly as practicable after the date hereof. Sellers shall, and shall cause Company to, use all reasonable efforts to initiate and obtain national interest determinations ("NID(s)") from each of the Company customers that hold contracts requiring access to "proscribed" classified information. Buyer agrees to use all reasonable efforts to advise and assist in obtaining these NID(s).

         7.5. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY.

         (a) No Party to this Agreement shall issue any press release or make any public statement with respect to the terms hereof or the transactions contemplated hereby without the prior written consent of the other Parties, except as required by Law or by the rules and regulations of any national securities exchange on which the securities of a Party or their Affiliates is listed; provided that, if a disclosure is determined by a Party to be required by law or by the rules and regulations of any national securities exchange on which the securities of such Party or its Affiliates is listed, such Party shall notify the other Parties hereto as soon as possible in advance of such disclosure and, to the extent practicable, give the other Parties a reasonable opportunity to review and comment on such disclosure.

         (b) Buyer's obligations under the Confidentiality Agreement dated April 12, 2001 (the "Confidentiality Agreement") remain in full force and effect; provided, however, that effective upon the Closing, and subject to subsections (a), (c) and (d) if this Section 7.5, such Confidentiality Agreement shall terminate with respect to information relating to the Business transferred hereunder.

         (c) After the Closing, (i) Sellers shall keep confidential, and cause their Affiliates and instruct their agents, representatives, consultants and advisors to keep confidential, all information relating to the Business, the Buyer and the Buyer's Affiliates, and (ii) Buyer and the Company shall keep confidential, and cause their Affiliates and instruct their agents, representatives, consultants and advisors to keep confidential, all information relating to the Sellers and each Seller's Affiliates; except in each case as required by Law or administrative process and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section.

         (d) If either Sellers or Buyer shall determine that it may be required by Law or administrative process to make a disclosure otherwise prohibited by this Section, it shall promptly so advise the other Party and shall cooperate with such other Party and take such actions as shall be reasonably requested by such other Party in order to prevent or limit such required disclosure.

         7.6. FURTHER ASSURANCES.

         The Parties shall cooperate and shall use their reasonable best efforts to take, or to cause to be taken, and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including, without limitation, using their reasonable best efforts to satisfy, or to cause to be satisfied, all of the conditions set forth in Articles V and VI hereof. From and after the Closing Parties shall do such acts and execute such documents and instruments as may be reasonably requested by the other Party to make effective the transactions contemplated hereby. In the event that consents, approvals or other authorizations or other acts contemplated by this Agreement have not been fully effected as of Closing, the Parties will continue after the Closing, without further consideration, to use their reasonable best efforts to carry out such transactions; provided, however, in the event that certain approvals, consents or other necessary documentation cannot be secured, then the Party having legal responsibility, ownership or other control shall act on behalf of the other Party, without further consideration, to effect the essential intention of the Parties with respect to the transactions contemplated by this Agreement.

         7.7. KNOWLEDGE OF BREACH; CURRENT INFORMATION.

         Each Party shall advise the other Parties in writing promptly (and in any event prior to the Closing) of (i) the occurrence of any event which renders any of such Party's representations or warranties set forth herein inaccurate in any material respect or the awareness of such Party that any representation or warranty set forth herein was not accurate in all material respects when made; and (ii) the failure of such Party to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. Between the date hereof and the Closing Date, Sellers will also provide Buyer promptly on becoming available copies of all operating reports and financial statements prepared by or for the Company. If any of the information disclosed on any of the Schedules of a Party hereto is (or becomes) incorrect, such Party shall prepare and deliver to the other Parties updated Schedules promptly after discovering same and prior to the Closing. If any matter arises after the date hereof which, had such matter existed or occurred on or prior to the date hereof, would have been required to have been disclosed on a Party's schedules, such Party shall prepare and deliver to the other Parties supplemental schedules prior to Closing. Any supplemental schedules delivered pursuant to Section 7.7 shall be deemed to amend the delivering Party's Schedules, but shall not be effective for the purposes of Sections 5.1 or 6.1 hereof.

         7.8. TAX MATTERS.

         (a) For purposes of this Section, "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, claim for refund or any other credit or tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes), provided, however, that such term shall not include the Tax basis of the Shares of the Company.

         (b) Other than to the extent required by Law, Buyer covenants that it will not cause or permit the Company or any Affiliate of Buyer to amend any Tax Return or take any Tax position on any Tax Return, take any action, or enter into any transaction that results in any increased Tax liability (or indemnity liability hereunder) or reduction of any Tax Asset of Sellers or the Company in respect of any taxable period (or portion thereof) ending on or prior to the Closing Date without Sellers' consent, which shall not be unreasonably withheld.

         (c) Sellers and Buyer shall cooperate as and to the extent reasonably requested by any other party hereto, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers and Buyer agree (i) to retain all books and records with
           -------
respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and (ii) to give any other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

         7.9. PORTAL DYNAMICS.

         (a) At the Closing, the Company and Portal Dynamics shall have entered into a Transition Services Agreement (the form of which shall be subject to the prior written approval of the Buyer, which will not be unreasonably withheld) (the "Transition Services Agreement"), pursuant to which such parties shall agree to provide the transition services and a license of certain technology of the Company described therein on an arms-length basis following the Closing, on the terms and subject to the conditions set forth therein. The Transition Services Agreement is intended to insure that the separation of the Sellers' Portal Dynamics business from the Company will be accomplished without unnecessary disruption of the operations of any of the affected parties, and to confirm that the services and cooperation from each such party which is required in this regard will be provided without interruption and on commercially reasonably terms. The Parties shall cooperate in good faith with each other in finalizing the detailed terms of the Transition Services Agreement. Upon the Closing, the Transition Services Agreement shall supercede this Section 7.9(a).
                               --------------

         (b) At the Closing, Buyer and Portal Dynamics will enter into an agreement providing that, if at any time prior to the third (3rd) anniversary of the Closing Date, Portal Dynamics shall propose to consummate an equity financing or any type of business combination, (each, a "Portal Transaction"), Portal shall so notify Buyer in writing, and Buyer shall have the right to require Portal Dynamics to negotiate in good faith with Buyer a Portal Transaction for a period of fourteen (14) days after such notice on a non-exclusive basis. The Parties shall cooperate in good faith with each other in finalizing the more detailed terms of such agreement, and upon the Closing, such agreement shall supercede this Section 7.9(b).
                                             --------------

         (c) After the Closing Date, Buyer shall cause Company to continue to retain all liability to any Qualified M&A Beneficiary with respect to the transactions contemplated by this Agreement. For this purpose, the Parties agree that provisions of 29 CFR Section 54.4980B-9 shall apply as if Portal Dynamics did not maintain any group health plan on or after the Closing
Date.

         7.10. EMPLOYEE BONUSES.

         Prior to the Closing Date, the Company shall determine the amount of bonuses that will be awarded to certain employees of the Company in recognition of their efforts on behalf of the Company prior to the Closing Date (the "Employee Bonuses"). The amount of money that will be available to the Company for the Employee Bonuses shall be an amount equal to the difference between (i) $10,000,000 and (ii) the aggregate amount of the Cash Out Payments (i.e. the aggregate amount of cash paid to the holders of the Options in connection with the cash out of the Options pursuant to Section 2.2(c) hereof). The amount of the Employee Bonuses allocated to each designated employee will be payable by the Company in two (2) equal installments on the first and second anniversary dates of the Closing Date. All such payments shall be subject to customary withholding. The Employee Bonuses will be submitted to the directors of the Company and the Sellers for requisite director and shareholder approval prior to Closing, and certified copies of such resolutions approving the Employee Bonuses shall be provided to Buyer at Closing. Buyer covenants and agrees that the payment of the Employee Bonuses will remain an obligation of the Company following the Closing Date. Effective from and after the Closing, Buyer guarantees the full and timely performance of each and every covenant, agreement and other obligation of the Company (including any obligations of its permitted assigns) to be performed by the Company after the Closing under this
Section 7.10. The guaranty herein provided is a guarantee of payment and
------------
performance, and not of collection, and Buyer acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Buyer's obligations or liabilities whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as provision requiring or contemplating performance by Buyer except to the extent the validity and enforceability of this guarantee is limited or extinguished by equitable remedies (regardless or whether any such remedy is considered in a proceeding at law or in equity).

         7.11. EXCHANGE ACT REPORTS; RULE 144 MATTERS.

         With a view to making available to the Sellers the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") or any successor rule
                                           --------
or regulation of the United States Securities and Exchange Commission (the "SEC") that may at any time permit a Seller to sell securities of the Buyer to the public without registration, Buyer agrees to use its reasonable best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

         (b) file with the SEC all reports and other documents required of the Buyer under the Securities Act and the Exchange Act;

         (c) furnish to Sellers upon request (i) a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Buyer, and (iii) such other reports and documents of the Buyer as such Sellers may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration; and

         (d) do any and all other acts and things that may be necessary to enable the Sellers to consummate the public sale or other disposition of the securities of Buyer owned by the Sellers pursuant to Rule 144, including, without limitation, the removal of legends from certificates for shares of ESSI Stock proposed to be sold, subject to the provisions of the last paragraph of this Section 7.11.
                  ------------

So long as the certificates evidencing the ESSI Stock shall bear restrictive legends, each Seller agrees that in no event will they make a transfer or disposition of any of the ESSI Stock (other than in accordance with the terms of conversion thereof or pursuant to an effective registration statement under the 1933 Act), unless and until (i) such Seller shall have notified the Buyer of the proposed disposition and shall have furnished the Buyer with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws, and (ii) if reasonably requested by the Buyer, at the expense of Buyer, there shall have been furnished to the Buyer an opinion of counsel, reasonably satisfactory to the Buyer, to the effect that such transfer may be made without registration under the 1933 Act.

         7.12. CERTAIN LIABILITIES.

         Prior to Closing, the Company shall (i) repay in full all amounts outstanding pursuant to the Morrissette Obligations, and (ii) repay in full all amounts outstanding under that certain promissory note dated August 31, 2001 issued by the Company to Timothy B. Fleischer.

         7.13. SECTION 16 MATTERS.

         Prior to the Closing, Buyer and the Company shall take all commercially reasonable steps necessary to cause any dispositions of or acquisitions of the ESSI Stock resulting from the transactions contemplated by Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. Buyer shall deliver to Sellers, at the Closing, certified copies of resolutions of the Board of Directors of Buyer which to Buyer's knowledge comply with and effectuate the exemption referred to in this Section 7.13.
                                                             ------------

                                ARTICLE VIII.

                              INDEMNIFICATION
                              ---------------

         8.1. INDEMNIFICATION BY SELLERS.

         Subject to the limitations of Section 8.2 below, from and after the Closing the Sellers, jointly and severally, shall indemnify and hold harmless the Buyer and the Company and each of their respective Affiliates and the directors, officers, employees, successors, permitted assigns and agents of each of them (the "Buyer Indemnified Persons") against all liabilities, losses, damages, costs and expenses reasonably incurred by them as a result of:

         (a) Any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Company (other than covenants and agreements to be performed by the Company after the Closing) or Sellers under this Agreement, or any misrepresentation in any certificate or other instrument furnished or to be furnished by the Company or Sellers to the Buyer under this Agreement;

         (b) Any of the following liabilities and obligations of the Company (the "Excluded Liabilities"):

             (i) all liabilities of the Company relating to the Morrisette Obligations (other than obligations paid prior to the Closing pursuant to Section 7.12 hereof) or any obligations or liabilities owing to any former shareholders of the Company;

             (ii) all liabilities and obligations of the Company relating to or arising out of its previous ownership of Radian Systems, Inc. (or any other former subsidiary of the Company) or the sale of its interest in Radian Systems, Inc. to Sequoia Software Corporation, or the sale of certain assets to Acquisition Logistics Systems, Inc.;

             (iii) all liabilities and obligations of the Company
relating in any manner to the business operations of Portal Dynamics regardless of when any such liabilities and obligations may have arisen or the period for which such liabilities and obligations are attributable, except for such matters as are expressly covered by the Transition Services Agreement (as hereinafter defined), the current written sublease between Portal Dynamics and the Company, the liabilities and obligations described on Schedule 3.14(c), and any other agreement entered into between Portal
   ----------------
Dynamics and the Company on or after the Closing Date; and

             (iv) all liabilities and obligations of the Company relating in any manner to any of the agreements, instruments, documents and authorizations (or the failure to obtain any of such authorizations) that are referenced on
Schedule 3.6.
------------

         (c) Any inaccuracy in the disclosures set forth on Schedule 3.2; and
                                                            ------------

         (d) Any claim, action, suit or other proceeding brought by or on behalf of any holder of the Options against the Company or the Buyer seeking to void, nullify, overturn or terminate the Exchange Agreement and Release entered into by such Option holder or seeking to contest, dispute or increase the compensation payable to such Option holder under the Exchange Agreement and Release (each, an "Option Holder Claim");

         (e) All actions, suits, proceedings, judgments, settlement payments, costs and expenses (including reasonable attorneys' fees and expenses) reasonably incurred by the Company or the Buyer incident to any of the foregoing;

         provided, that any such amounts shall

             (i) be computed considering the Tax benefit to the indemnified person arising from the indemnified matter, and

             (ii) not include or be recoverable by any Person to the extent covered by insurance available to the indemnified person.

         8.2. LIMITATIONS ON LIABILITY OF SELLERS.

         Notwithstanding the foregoing provisions of Section 8.1 and any other provision of this Agreement:

         (a) The Sellers shall not have any liability under this Agreement until the aggregate amount of the indemnification obligation of the Sellers hereunder shall exceed $400,000, in which case the Sellers shall only be liable for the portion of such obligation in excess of $400,000, except as set forth in Section 8.2(d) below.

         (b) The Sellers shall have no liability under this Agreement for breaches of representations or warranties or for breaches of covenants or agreements to be performed prior to Closing, except in respect of matters as to which the Buyer shall have asserted a claim in the manner set forth in
Section 8.5 hereof prior to the first anniversary of the Closing Date, provided that (i) any claims relating to any inaccuracy in the Company's representations in Section 3.2 or the Sellers' representations set forth in
Section 3.32(b) and any claims in respect of any inaccuracy in the disclosures set forth on Schedule 3.2, shall survive the Closing
                         ------------
indefinitely, and (ii) claims in respect of the Excluded Liabilities, any Option Holder Claims, claims in respect of breaches of representations and warranties set forth in Sections 3.7, 3.13 and 3.18 hereof and claims
                        ---------------------------
determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by the Sellers and/or the Company, may be asserted at any time prior to the expiration of the applicable statutes of limitations therefor (or any extensions thereof in the case of Tax matters). Notwithstanding the foregoing, any claim that has been timely asserted by a Buyer Indemnified Person in accordance with this Section 8.2(b) and Section
8.5 hereof shall survive past the applicable time limits set forth in this
Section 8.2(b) until the final resolution of the claim.

         (c) The aggregate collective liability of the Sellers under this Agreement shall not exceed $17,500,000 except as set forth in Section 8.2(d) below.

         (d) The minimum and maximum limitations on the Sellers' liability set forth in Sections 8.2(a) and 8.2(c) shall not be applicable to (i) obligations of the Sellers pursuant to Sections 2.7 and 9.7, (ii) claims in respect of the Excluded Liabilities, (iii) any Option Holder Claims, (iv) any claims relating to any inaccuracy in the Company's representations set forth in Section 3.2 or the Sellers' representations set forth in Section 3.32(b), (v) any claims relating to any inaccuracy in the disclosures set forth on Schedule 3.2 and (vi) any claims determined by final,
         ------------
non-appealable judgment of a court of competent jurisdiction to arise from fraud by the Sellers; provided that, in no event shall the aggregate collective liability of the Sellers for damages under this Agreement exceed the sum of the Purchase Price, the aggregate amount of the Cash Out Payments and the aggregate amount of the Employee Bonuses.

         (e) Notwithstanding any provision contained herein to the contrary,
(i) except for any matters pertaining to Sections 3.2 and 3.32(b) or matters disclosed on Schedule 3.6, Sellers shall not be liable for indemnification
             ------------
hereunder with respect to any breaches of representations, warranties, covenants or agreements that Buyer or the applicable Buyer Indemnified Person had actual knowledge of on the date hereof, and (ii) amounts payable by Buyer or the Company pursuant to Sections 2.2, 2.5 or 7.10 or the agreements, instruments or transactions contemplated thereby shall not be subject to setoff, deduction, or withholding by Buyer or any other Buyer Indemnified Person for Sellers' indemnity obligations.

         8.3. INDEMNIFICATION BY BUYER.

         Subject to the limitations of Section 8.4 below, from and after the Closing the Buyer shall indemnify and hold harmless the Sellers and their respective heirs, legal representatives, successors and assigns (the "Sellers Indemnified Persons") against all liabilities, losses, damages, costs and expenses reasonably incurred by them as a result of:

         (a) Any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Buyer, or any non-fulfillment of any agreement of the Company after the Closing, under this Agreement, or any misrepresentation in any certificate or other instrument furnished or to be furnished by the Buyer to the Sellers under this Agreement;

         (b) The failure by the Company or Buyer to timely pay the Employee Bonuses; and

         (c) All actions, suits, proceedings, judgments, settlement payments, costs and expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing;

provided, that any such amounts shall

             (i) be computed considering the Tax benefit to the indemnified person arising from the indemnified matter, and

             (ii) not include or be recoverable by any Person to the extent covered by insurance available to the indemnified person.

         8.4. LIMITATIONS ON LIABILITY OF BUYER.

         Notwithstanding the foregoing provisions of Section 8.3:

         (a) The Buyer shall not have any liability under this Agreement until the aggregate amount of the indemnification obligation of the Buyer thereunder shall exceed $400,000, in which case the Buyer shall only be liable for the portion of such obligation in excess of $400,000, except as set forth in
Section 8.4(d) below.

         (b) The Buyer shall have no liability under Section 8.1 for breaches of representations or warranties or for breaches of covenants or agreements to be performed prior to Closing except in respect of matters as to which the Sellers shall have asserted a claim in the manner set forth in
Section 8.5 hereof prior to the first anniversary of the Closing Date, provided that claims arising from the failure of the Company or the Buyer to pay the Employee Bonuses and claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by Buyer may be asserted at any time prior to the expiration of the applicable statutes of limitations therefor. Notwithstanding the foregoing, any claim that has been timely asserted by a Seller Indemnified Person in accordance with this Section 8.4(b) and Section 8.5 hereof shall survive past the applicable time limits set forth in this Section 8.4(b) until the final resolution of the claim.

         (c) The aggregate liability of the Buyer under this Agreement shall not exceed $4,500,000 except as set forth in Section 8.4(d) below.

         (d) Notwithstanding anything to the contrary set forth herein, the minimum and the maximum limitations on the Buyer's indemnification liability set forth in Sections 8.4(a) and 8.4(c) shall not be applicable to any (i) obligations of the Buyer pursuant to Section 9.7, (ii) claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud by Buyer, or (iii) claims arising from the failure of the Company or the Buyer to pay the Employee Bonuses or breaches of the Company's or the Buyer's obligations set forth in Sections 7.10 and 8.8 hereof or Buyer's payment obligations set forth under Sections 2.2 and 2.5; provided that, in no event shall the aggregate liability of Buyer under this Article 8 exceed the difference between (x) the sum of $4,500,000, the Purchase Price, the aggregate amount of the Cash Out Payments, the aggregate amount of insurance proceeds payable to the Company or the Buyer for claims under Section 8.8 hereof, and the aggregate amount of the Employee Bonuses less (y) the aggregate amount of the Purchase Price, the Cash Out Payments and the Employee Bonuses that were actually paid by the Buyer or the Company.

         (e) Notwithstanding any provision contained herein to the contrary, Buyer shall not be liable for indemnification hereunder with respect to any breaches of representations, warranties, covenants or agreements that the Sellers or the Sellers Indemnified Persons had actual knowledge of on the date hereof.

         8.5. NOTICE OF CLAIM.

         In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Sellers seek indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give reasonably prompt written notice to the Party from which it seeks indemnification (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Parties shall attempt for not less than thirty
(30) days to negotiate a mutually satisfactory resolution of such matter. In the event the Parties are not able to agree on a mutually satisfactory resolution, either Party may seek to resolve the dispute by litigation in any court of competent jurisdiction.

         8.6. RIGHT TO CONTEST CLAIMS OF THIRD PERSONS.

         If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant other than an indemnified person hereunder (a "Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, contest, control the defense of or settle the claim alleged by such Third Person (a "Third-Person Claim"); the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense. If the Indemnifying Party shall fail to assume the defense of any such Third-Person Claim,

         (a) the Indemnified Party, in good faith, may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving at least thirty (30) days' advance notice of any proposed settlement to the Indemnifying Party and receiving the Indemnifying Party's prior written consent, which may not be unreasonably withheld, on such terms as the Indemnified Party, in good faith, may deem appropriate, and

         (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

         8.7. EXCLUSIVE REMEDY.

         The provisions of this Article VIII shall constitute the sole and exclusive remedy of the Parties from and after the Closing with respect to any claims resulting from or arising out of the provisions of this Agreement or the transactions contemplated hereby, other than claims determined by final, non-appealable judgment of a court of competent jurisdiction to arise from fraud.

         8.8. DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE.

         (a) From and after the Closing, Buyer and the Company shall indemnify, defend and hold harmless the present and former officers and directors of the Company (the "Indemnified Officers/Directors") against all losses, expenses (including reasonable attorneys' fees), claims, damages, liabilities or amounts ("Losses") that are paid in settlement (provided that such settlement has been approved by Buyer, such approval not to be unreasonably withheld) of, or otherwise in connection with, any actual or threatened claim, action, suit, proceeding or investigation, based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring on or prior to the Closing Date (but excluding the transactions contemplated hereby except in the case of the Sellers, claims for which the Sellers are entitled to be indemnified by Buyer hereunder or claims for which the Sellers are covered by directors' and officers' liability insurance coverage), in each case, to the full extent permitted under the Company's certificate of incorporation and by-laws (to the fullest extent permitted by the General Corporation Law of the State of Delaware ("DGCL")). Without limiting the generality of the foregoing, Buyer and the Company shall, to the fullest extent permitted by the Company's certificate of incorporation and by-laws (and to the fullest extent permitted by DGCL), advance expenses, costs and obligations (including reasonable attorneys' fees) reasonably incurred or to be incurred by an Indemnified Officer/Director in defending any such actual or threatened civil, criminal, administrative or investigative action, suit or proceeding, such advancement to occur promptly after submission to Company of a reasonably itemized statement or retainer agreement therefor and upon a written undertaking by such Indemnified Officer/Director to repay any and all such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. To the extent that Buyer and/or the Company maintains directors' and officers' liability insurance, each Indemnified Officer/Director shall comply with the requirements of the provisions of any such insurance policies (including, without limitation, the utilization of defense counsel directed by the insurance carrier), provided that, nothing herein shall limit, restrict, eliminate or modify an Indemnified Officer/Director's right to indemnification or expense advancement from Buyer and the Company in the event all or any portion of the amount for which such Indemnified Officer/Director shall be entitled to indemnification or advancement hereunder is not covered by such insurance. Notwithstanding anything to the contrary contained herein, no Person shall be entitled to indemnification in respect of any Losses, costs or expenses arising out of that individual's acts or omissions that would not meet the applicable standards of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL, as applicable.

         (b) The Company shall, and Buyer shall cause the Company to keep in effect provisions in the Company's certificate of incorporation and bylaws providing for exculpation of director liability and its indemnification of the Indemnified Officers/Directors (including, without limitation, advancement of expenses), which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Indemnified Officers/Directors.

         (c) For a period of three (3) years after the Closing Date, the Buyer shall cause the Company to, maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company, or policies providing substantially the same coverage, covering persons who are currently covered by the Company's officers' and directors' liability insurance policies with respect to actions or omissions occurring at or prior to the Closing Date, to the extent that such policies are available; provided, however, that policies of at least the same coverage containing
--------  -------
terms and conditions which are no less advantageous to the insureds may be substituted therefor, but, in no event shall Buyer or the Company be required to spend more than an amount per year equal to 150% of the current annual premiums paid by the Company for such insurance coverage.

         (d) The provisions of this Section 8.8 shall survive the Closing and are expressly intended to benefit each of the Indemnified
Officers/Directors.

                                 ARTICLE IX.

                          MISCELLANEOUS PROVISIONS
                          ------------------------

         9.1. TERMINATION OF THE AGREEMENT; EFFECT OF TERMINATION.

         This Agreement may be terminated at any time prior to the Closing
Date:

         (a) by mutual written agreement of the Parties,

         (b) by any Party if the Closing shall not have occurred on or before May 31, 2002,

         (c) by (i) the Company or Sellers if Buyer shall violate any of its obligations hereunder in any material respect and if such violation shall not be corrected within ten (10) days following delivery of a written notice of such violation from the Company or Sellers, as the case may be, to Buyer, or (ii) by Buyer if the Company or Sellers shall violate any of their respective obligations hereunder in any material respect and if such violation shall not be corrected within ten (10) days following delivery of a written notice of such violation from Buyer to the Company or Sellers, as the case may be, or

         (d) by any Party if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable, final judgment, injunction, order or decree of any court or Government body having competent jurisdiction.

         In the event of termination of this Agreement pursuant to this
Section 9.1, (i) written notice thereof shall be given by the Party terminating to each other Party hereto, (ii) this Agreement (other than Article 9 and Section 7.5, which shall survive any such termination) shall forthwith become null, void and of no further force or effect, and (iii) there shall be no liability on the part of any Party hereto or their respective officers and directors to any other Party hereto; provided that no such termination shall relieve any Party from liability for any knowing and intentional breach of such Party's representations, warranties, covenants or agreements hereunder.

         9.2. NOTICE.

         All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered to the recipient Party by recognized courier service, fax transmission (with confirmation of receipt) or by registered or certified mail (postage prepaid, return receipt requested), and addressed to the applicable address set forth below or such other address as may be designated in writing hereafter by the recipient
Party:

         If to Buyer:

         Engineered Support Systems, Inc.
         201 Evans Lane
         St. Louis, Missouri 63121-1126
         Attn: Gary C. Gerhardt, Vice Chairman and CFO
         Fax: (314) 553-4997

         With copies to:

         David D. Mattern, Esquire
         c/o Engineered Support Systems, Inc.
         201 Evans Lane
         St. Louis, Missouri 63121
         Fax: (314) 553-4941

         Wittner, Poger, Spewak, Maylack & Spooner, P.C.
         7733 Forsyth Blvd., Suite 2000
         St. Louis, Missouri 63105
         Attn: David S. Spewak, Esquire
         Fax: (314) 862-5741

         If to Sellers:

         Mr. Timothy B. Fleischer
         Mrs. Kari J. Fleischer
         9890 Gold Dust Court
         Vienna, VA  22181

         If to the Company:

         Radian, Inc.
         5845 Richmond Highway, Suite 725
         Alexandria, VA  22303
         Fax: (703) 329-9510
         Attn: Timothy B. Fleischer, President

         With a copy to:

         Shaw Pittman, LLP
         1650 Tysons Blvd.
         McLean, Virginia 22102-4859
         Attn: Lawrence T. Yanowitch, Esquire
         Fax: (703) 770-7901

         9.3. ENTIRE AGREEMENT.

         This Agreement, the Schedules hereto, the Confidentiality Agreement, and the Exhibits hereto constitute the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relative to such subject matter. In entering into this Agreement, Buyer has relied solely on representations, warranties, disclosures and covenants made in this Agreement (and the Schedules and Exhibits hereto) and any certificates and documents required to be provided by the Company or the Sellers pursuant to Article VI of this Agreement. Buyer has been represented by counsel and has had sufficient opportunity to examine and understand the Business and assets of the Company.

         9.4. ASSIGNMENT; BINDING AGREEMENT.

         This Agreement and the rights and obligations arising hereunder shall be binding upon and shall inure to the benefit of the Parties and to their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by any of the Parties without the prior written consent of the other Parties, except that Buyer may, without the consent of the Sellers or the Company, assign its interest in this Agreement to a subsidiary of Buyer provided that in such instance, Buyer shall remain primarily liable for all obligations under this Agreement.

         9.5. COUNTERPARTS.

         This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         9.6. HEADINGS; INTERPRETATION.

         The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days," unless otherwise indicated, are to consecutive calendar days. All of the Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein shall be construed against any Party.

         9.7. EXPENSES.

         Each Party shall bear its (or their) own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, accountants, consultants, investment bankers and other financial advisors; it being understood that all fees and expenses of Houlihan, Lokey, Howard and Zukin incurred in connection the transactions contemplated by this Agreement shall be borne by the Sellers.

         9.8. GOVERNING LAW.

         This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Missouri, without reference to its choice of law rules.

         9.9. THIRD PARTY BENEFICIARIES.

         No provision of this Agreement is intended to confer upon any
Person other than the Parties and the Company any rights or remedies hereunder; provided that, the provisions of Section 8.8 hereof shall inure
           -------- ----
to the benefit of, and be enforceable by, the Indemnified Officers/Directors.

         9.10. AMENDMENTS AND WAIVERS.

         Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against which the waiver is to be effective.

         9.11. SURVIVAL OF COVENANTS.

         The covenants and agreements to be performed by the Parties after the Closing shall continue and survive the Closing in accordance with their terms.

         9.12. SPECIFIC PERFORMANCE.

         The Parties hereto agree that if any of the provisions of Article II hereof that were to be performed prior to or at the Closing were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damage would be difficult to determine, and that, in addition to any other remedy to which the Parties may be entitled hereunder in connection with such nonperformance or breach, the Parties shall be entitled to specific performance of the terms thereof and injunctive relief, without the necessity of proving money damages as an inadequate remedy.

         9.13. TERMINATION OF REPURCHASE AGREEMENT.

            The Company and the Sellers covenant and agree with the Buyer that effective upon the Closing, that certain Buy/Sell Agreement, by and among the Company and the Sellers providing for the repurchase of a stockholder party's shares upon termination of employment (as disclosed in
Schedule 3.6) shall automatically terminate without any further action of
------------
the parties thereto and such Buy/Sell Agreement shall be of no further force and effect after the Closing Date.



                           [Signatures Next Page]

         IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.



                                      ENGINEERED SUPPORT SYSTEMS, INC.


                                   By: /s/ Gary Gerhardt
                                      ---------------------------------------
                                      Gary Gerhardt, Vice Chairman and CFO

                                                      "BUYER"

                                      /s/ Timothy B. Fleischer
                                      ---------------------------------------
                                      Timothy B. Fleischer


                                      /s/ Kari J. Fleischer
                                      ---------------------------------------
                                      Kari J. Fleischer

                                                     "SELLERS"

                                      RADIAN, INC.


                                   By: /s/ Timothy B. Fleischer
                                      ---------------------------------------
                                      Timothy B. Fleischer, President and CEO

                                                     "COMPANY"